SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 13, 2017

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon National Corporation’s 2017 annual meeting of shareholders. We will hold the meeting on April 25, 2017 in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. local time.

Our strategic and operating results in 2016 were excellent. We experienced exceptional loan and deposit growth across First Tennessee. We retained our No. 1 deposit market share in Tennessee and continued to grow in our other markets. We expanded our specialty banking businesses by attracting top bankers in franchise finance, healthcare finance, music industry banking and structured equipment finance. Highlights include:

•	Total shareholder return (TSR) for 2016 was 40%, our fifth consecutive year of positive TSR.

•	Consolidated diluted earnings per share available to common shareholders for 2016 were 94 cents per share.

•	Annual common dividend rate increased by 17% to 28 cents per share in 2016 and by 29% to 36 cents per share in early 2017.

•	Consolidated revenues grew 9%, while average loans and core deposits grew 10% and 11% compared with 2015.

•	Regional bank average loans were up 15% (following a similar rise in 2015) and net interest income rose 13% for the year.

•	Strong commercial lending growth was enhanced by our acquisition of franchise finance loan portfolios.

•	Fixed income noninterest income was up 16% in 2016 compared to 2015.

•	We continued to be disciplined in our deployment of resources based on economic profit principles and risk-adjusted return on capital analytics and application of these concepts to individual products throughout the company.

As we mark our 153rd year, our Firstpower culture, with its emphasis on Accountability, Adaptability, Integrity and Relationships, continues to help us meet the challenges that we face. The strength of our culture and the quality of our people were reaffirmed with top-employer recognition from American Banker, Working Mother, the National Association for Female Executives, the Human Rights Campaign, the Dave Thomas Foundation for Adoption, and the Profiles in Diversity Journal.

We strive to make a difference in our communities via the First Tennessee Foundation, which made nearly $5 million in grants and matching gifts in 2016, as well as our newly created $50 million First Tennessee Community Development Fund, which will award up to $3 million annually in grants to organizations serving low- to moderate-income people and neighborhoods. One of our newest contributions is offering financial empowerment through our collaboration with Operation HOPE, and we expect to have 15 Operation HOPE locations in branches across our markets by the end of 2017.

Accompanying this letter are the formal notice of the annual meeting, our 2017 proxy statement and our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2016. Though it is being delivered to you with our proxy statement, the annual report to shareholders is not “soliciting material” under SEC Regulation 14A.

At the meeting, we will ask you to elect eleven directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); to vote on an advisory proposal to determine the frequency (whether every year, every two years or every three years) of future say on pay votes; and to ratify the appointment of KPMG LLP as our independent auditors for 2017. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone, over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to attend the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to seeing you at the annual meeting.

D. Bryan Jordan

Chairman of the Board,

President and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

April 25, 2017

10:00 a.m. Central Time

The annual meeting of the holders of First Horizon National Corporation’s common stock will be held on April 25, 2017, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

The items of business are:

1.	Election of eleven directors to serve until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Vote on an advisory resolution to approve executive compensation (“say on pay”).

3.	Vote on an advisory proposal to determine the frequency (whether every year, every two years or every three years) of future say on pay votes.

4.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 24, 2017 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 5 of the proxy statement.

Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee

March 13, 2017

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the advisory resolution to approve executive compensation, and the advisory proposal to determine the frequency of the say on pay vote (Vote Item Nos. 1, 2 and 3 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 6 of the proxy statement.

Proxy Statement for 2017 First Horizon National Corporation Annual Meeting

Page
Availability of Annual Report on Form 10-K	75

Proxy Summary

Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date:	10:00 a.m. local time, April 25, 2017

Place:	Auditorium, First Tennessee Building 165 Madison Avenue, Memphis, Tennessee

Record Date:	February 24, 2017

Shares Outstanding and Entitled to Vote on Record Date:	233,782,557

Internet Availability:	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 13, 2017.

Vote Items

	Matter	Board Recommendation	Page Reference
Vote Item 1	Election of directors. We are asking you to elect the 11 nominees named in this proxy statement as directors for a one-year term. Each of our current directors is standing for re-election.	FOR each director nominee	27
Vote Item 2	Advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	34
Vote Item 3	Say-on-pay vote frequency. We are asking you to approve continuing our current policy of holding a “say-on-pay” vote every year.	FOR a say-on-pay vote frequency of EVERY YEAR	36
Vote Item 4	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2017.	FOR	37
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2016 Performance Highlights

Our strategic and operating results in 2016 were excellent. Compared to 2015, we achieved

9%	10%	11%
growth in	growth in	growth in
consolidated revenues	average loans	core deposits

Total shareholder return (TSR) for 2016 was 40%, our fifth consecutive year of positive TSR. Our TSR for the past five years is shown in the table below:

Compensation Highlights (detailed discussion begins on page 40)

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to Company performance for all executive officers, including our CEO. Our compensation practices embrace many best practice corporate governance principles.

D. Bryan Jordan, our CEO, was recruited as CFO in 2007 and promoted to CEO in September 2008. He has led the restructuring of the company, the development and implementation of new strategies, and the recruitment of the current management team. Our operating results have improved significantly. The Compensation Committee considered his significant contributions in turning around the company when making decisions about his pay for 2016. In each of the past three years, Mr. Jordan has met or exceeded his personal goals. He has provided critical leadership in challenging times. Mr. Jordan’s target-level pay is in line with the median of FHN’s peer group. His pay mix—the structure of the various components of his pay—is also consistent with that of with company peers. His direct compensation actually paid in 2016 (consisting of salary, bonus paid, and stock awards vested) was approximately $3.6 million.

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Our compensation practices embrace many best practice corporate governance principles.

Compensation Practices We Employ	Practices We Avoid or Prohibit

   Performance-based (at-risk) and stock-based pay emphasized

   Performance measures drive shareholder value

   Performance measures emphasize controllable outcomes

   Committee use of independent consultant on pay

   Meaningful share ownership requirements

   Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met

   Double-trigger on change in control features and agreements (CIC event plus qualifying termination)

   Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

   Tax gross-up features*

   Stock option repricings

   Discount-priced stock options

   Single-trigger change in control payouts

   Employment agreements

   Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

   Personal use of corporate aircraft

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

Governance Highlights (a detailed discussion begins on page 8)

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are listed below.

Annual director elections
Majority voting
Independent Lead Director
10 of 11 directors are independent
Board refreshment: 5 new directors in the last 6 years
Clawback policy
Stock ownership guidelines for directors and executives
8 of 11 directors serve on one or no other public company boards

***Top 50 Companies for Executive Women***

***Top Employer Recognition from American Banker, Working Mother, Profiles in Diversity Journal, the Dave Thomas Foundation for Adoption and the Human Rights Campaign***

***Top 10 Technology Innovators***

 ***Financial Empowerment through Collaboration with Operation HOPE***

***Strong 152 Year Tradition of Service and Stability***

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2017 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect eleven directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); to vote on an advisory proposal to determine the frequency (whether every year, every two years, or every three years) of future say on pay votes; and to ratify the appointment of KPMG LLP as our independent auditors for 2017.

Date, Time & Place of the Annual Meeting

The annual meeting of the holders of our common stock will be held on Tuesday, April 25, 2017 at 10:00 a.m. local time in the Auditorium of our principal executive office, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our Corporate Communications office at 866-365-4313.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon National Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” The term “shares” means First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. In addition, the notice of the 2017 annual meeting of shareholders, this proxy statement, our annual report to shareholders for the year ended December 31, 2016, and the proxy card are referred to as our “proxy materials.” Though the annual report to shareholders is included in the term “proxy materials,” it is not “soliciting material” under SEC Regulation 14A.

Internet Availability of Proxy Materials

Again this year, we are using the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 13, 2017, we sent to most of our shareholders by mail or e-mail a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

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Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of eleven directors to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

3.	Approval of an annual frequency for the say on pay vote.

4.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our employees to solicit proxies from the shareholders, either personally or by telephone, letter or e-mail, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow Sodali LLC solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 233,782,557 shares of common stock outstanding and entitled to vote as of February 24, 2017, the record date for the annual shareholders’ meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items.

The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance & Board Matters” section of this proxy statement beginning on page 8. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

The affirmative vote of a majority of the votes cast is required to approve the advisory resolution to approve executive compensation, to approve an annual frequency for the say on pay vote and to ratify the appointment of auditors.

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Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the advisory resolution to approve executive compensation and the advisory proposal to determine the frequency of the say on pay vote (Vote Item Nos. 1, 2 and 3 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (Vote Item No. 4).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-536-3558, or by mail to Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as “householding.” (Householding does not apply to either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-536-3558 or by writing to it at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting Wells Fargo using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number and our company number (998). Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2017 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website, by phone at 1-901-523-4444 (ask for the Investor Relations department), or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. However, we cannot guarantee you will receive mailed copies before the 2017 annual meeting.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 25, 2017.

This proxy statement, our proxy card, and our annual report to shareholders are available at http://ir.fhnc.com.

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Corporate Governance & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has eleven members. All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections).

•	Director resignation policy. We have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. All current non-employee director nominees are independent under the NYSE listing standards.

•	Board refreshment. Our Board values fresh perspectives. Over the past six years, we have added five new directors to our Board, and a majority of our directors have served for nine years or fewer.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. In addition to our Investor Relations area’s ongoing dialogue with our shareholders via conferences, road shows, on-site visits and the like, over the past several years our outside directors have met with both investors and proxy advisory firms to discuss issues of importance to them.

•	Lead Director. Independent director Colin V. Reed serves as the Lead Director. The principal duties of the Lead Director are specified in the Corporate Governance Guidelines.

•	Other directorships. All of our directors serve on three or fewer public company boards (other than First Horizon); nine of our eleven current directors serve on one or no other public company boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) makes performance compensation paid based on erroneous financial data recoverable if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or certain competitive activities, or (starting in 2014) if grant or payment of an award was based on erroneous financial data or if a termination for cause occurs.

•	Stock ownership guidelines. These guidelines require non-employee directors to own five times their annual cash base retainer in First Horizon stock. Executive officers must own between two and six times their salary in First Horizon stock, depending on their position. See page 45 for additional details about the guidelines.

•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. See page 27 for additional detail on this process.

•	Hedging. Company policy prohibits directors and executive officers from hedging with respect to First Horizon stock.
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Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines	•	Provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics	•	Sets forth the overarching principles that guide the conduct of every aspect of our business.

	•	Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers	•	Promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities.

	•	We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.

We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee

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did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them.

This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading “The Compensation Committee—In General” below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that all ten of our current non-employee directors (Messrs. Compton, Emkes, Gilchrist, Martin, Niswonger, Reed, Subramaniam and Yancy and Mmes. Palmer and Stewart) are independent under the NYSE listing standards and that Vicky B. Gregg, who served on our Board until April 2016, was independent under the NYSE listing standards during the time she served as a director. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. Mr. Jordan, as our Chief Executive Officer, is not independent.

The categorical standards established by the Board, which were last revised in 2010, are set forth below and are also available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all directors except Mr. Gilchrist and Ms. Stewart); treasury management products (Messrs. Compton, Martin, Niswonger, Subramaniam, and Yancy); loans (including mortgage loans), letters of credit, guaranties,

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credit cards and/or other lines of credit (Messrs. Martin, Niswonger, Reed, Subramaniam and Yancy and Mmes. Gregg and Palmer); interest rate swaps (Mr. Martin); investment management (Mr. Niswonger); broker/dealer services (Messrs. Emkes, Martin, Niswonger, Reed and Yancy); financial planning (Mr. Reed); capital markets (Mr. Subramaniam); trust services (Messrs. Compton and Niswonger); insurance brokerage (Messrs. Niswonger, Reed and Yancy); safe deposit boxes (Messrs. Martin and Niswonger and Ms. Gregg); paycard services (Mr. Yancy); purchasing card services (Mr. Niswonger) and currency exchange (Messrs. Compton and Martin).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Subramaniam); hotel lodging for business travel by employees of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Messrs. Niswonger and Reed); restaurant meals and sundries for business purposes (Messrs. Martin and Reed).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (all directors except Ms. Stewart and Mr. Reed).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

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5.	All compensation and benefits provided to non-employee directors for service as a director.

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on other other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.
The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure & Role in Risk Oversight

Leadership Structure

First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but in 2009, the Board adopted amendments to the Bylaws that made the position of Chairman of the Board a non-officer position. In 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs.

Mr. Reed, who is independent under the listing standards of the NYSE, is currently serving as Lead Director for the Board. The Lead Director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process

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(including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company in the current challenging economic and regulatory environment we face. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company so that the company maintains a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong Lead Director position, currently held by Mr. Reed, who is also chair of the Executive & Risk Committee of the Board. The Lead Director, who has the

responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the Lead Director (or his designee, if he cannot attend). All four regular meetings of the Board in 2016 concluded with such an executive session. The Board itself has a high degree of independence, with all ten of the non-employee directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: over the past six years, we have added five new directors to our Board.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it provides the most appropriate structure. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our risk management processes are reflected in a Board policy on risk management governance and in a Board statement of strategic objectives and risk appetite. The policy delegates primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation, Information Technology and Trust Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee. The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from

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the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk Officer as often as the Committee deems necessary or appropriate.

In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; approve the department’s Annual Review Plan and schedule of activities; meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and review the Annual Credit Assurance Services department Statement of Independence.

Under Federal Reserve regulations that became effective in 2015, the company must have a risk committee that is chaired by a director who is independent as defined in those regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The Executive & Risk Committee meets those requirements and serves as the risk committee for purposes of the Federal Reserve regulations.

Audit Committee. Other Board committees continue to play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee, which formerly had primary responsibility for oversight of risk management, retains an oversight role in that area, including receiving reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements. The Bank’s Trust Audit Committee carries out a risk oversight role with respect to the fiduciary activities of the Bank. The Committee is charged with ensuring that suitable audits (by internal or external auditors) of all significant Bank fiduciary activities are made either annually or on a continuous basis for the purpose of ascertaining whether the Trust Division is being administered in accordance with applicable law, regulation and sound fiduciary principles.

Compensation Committee. The Compensation Committee is chiefly responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading “The Compensation Committee—Compensation Risk” on page 20.

Information Technology Committee. The purposes of the Information Technology Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, its management of major information technology investments, and its identification and assessment of information technology threats, and (2) to assist the Board in its oversight of information technology matters. It is responsible for reviewing strategic information technology threats and First Horizon’s information technology risk profile.

Trust Committee. The Trust Committee is responsible for overseeing the fiduciary activities of the Bank, including risks arising in connection with such activities. The Trust Committee receives reports from management of the Trust Division and any other units operating pursuant to the fiduciary powers of the Bank regarding fiduciary account records and the investment and distribution of fiduciary account funds.

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Board Committees

Committee Charters & Committee Composition

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive & Risk Committee, the Information Technology Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence & Categorical Standards” beginning on page 10. The chair of the Executive & Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2016 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

Audit Committee	Compensation Committee	Executive & Risk Committee(7)	Information Technology Committee	Nominating & Corporate Governance Committee
Mr. Compton	Mr. Compton	Mr. Compton(3)	Mr. Emkes(5)	Mr. Compton (chair)
Mr. Emkes (chair)	Mr. Martin	Mr. Gilchrist	Mr. Gilchrist	Mr. Gilchrist
Mr. Gilchrist	Ms. Palmer (chair)(2)	Mr. Jordan	Ms. Stewart (chair)(6)	Mr. Martin
Ms. Stewart	Mr. Reed(4)	Mr. Niswonger	Mr. Subramaniam(1)	Mr. Niswonger
Mr. Subramaniam(1)		Ms. Palmer		Mr. Subramaniam(1)
Mr. Yancy		Mr. Reed (chair)(4)

(1)	Mr. Subramaniam became a director and member of these committees in July 2016.
(2)	Ms. Palmer became the chair of the Compensation Committee in April 2016.
(3)	Mr. Compton became a member of the Executive & Risk Committee in April 2016. He served as a member of the Information Technology Committee until April 2016.
(4)	Mr. Reed became the chair of the Executive & Risk Committee in April 2016. He served as chair of the Compensation Committee until April 2016.
(5)	Mr. Emkes became a member of the Information Technology Committee in April 2016.
(6)	Ms. Stewart became the chair of the Information Technology Committee in January 2016.
(7)	Mr. Martin served as the chair of the Executive & Risk Committee until April 2016.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Ms. Stewart and Mr. Niswonger also serve. Mr. Emkes is the chair of the Trust Audit Committee, a standing committee of the Bank on which all the other members of the Audit Committee listed above (including, beginning in April 2016, Ms. Stewart, and, beginning in January 2017, Mr. Subramaniam) also serve. Vicky B. Gregg, who served on our Board of Directors until April 2016, was a member of the Audit and Trust Audit Committees and the Trust Committee until her departure from the Board.

The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2014. In 2016, the Committee met eight times for the principal purpose of executing its responsibilities under the Committee’s charter, and seven of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial

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statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Expert

The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin America, and Chairman and CEO of Bridgestone North America.

In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in annual revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. Most recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes has served on First Horizon’s Audit Committee since 2008.

Independence of Audit Committee Financial Expert. Mr. Emkes meets in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First

Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2014. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and

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regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2016. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Emkes is an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Mark A. Emkes, Chair

John C. Compton

Corydon J. Gilchrist

Cecelia D. Stewart

Rajesh Subramaniam

Luke Yancy III

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The Compensation Committee

In General

The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in July 2014. The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The members of the Committee are independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the directors (other than Mr. Jordan), including those who serve on the Committee, the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws and regulations relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either. The Committee may not delegate any of the substantive authority described in this paragraph related to executive and director compensation to any other persons. In 2016, the Committee met five times (and took action by written consent twice) for the principal purpose of executing its responsibilities under the Committee’s charter; all five of the meetings concluded with an executive session during which management was not present.

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Director Compensation

The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place during early 2015. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect in April 2015. A complete description of our current director compensation program can be found under the heading “Director Compensation” beginning on page 71 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself. Other compensation matters (bonus, equity awards, etc.) involving executives are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Use of Consultants

Management uses a national compensation consulting firm to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for non-qualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2016, management continued its engagement of McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

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In 2016, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. FW Cook was specifically directed to undertake no work on behalf of management, and the firm has no other relationships with the company or management.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;

•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Committee;

•	any stock of the company owned by the adviser; and

•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company

The Committee has assessed the independence of FW Cook and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that FW Cook (and the individual adviser that FW Cook employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by FW Cook has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to motivate employees to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and reinforce risk management practices; to promote retention in the face of increasing efforts by competitors to poach talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.

As part of the 2016 review, management conducted a risk and culture assessment of the top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in 2016.

In 2016 senior management measured achievement using risk-adjusted return on capital and economic profit. These performance measures adjust profit for risk and measure profit net of the cost of capital employed. This approach has been applied to individual business lines and products, among other things, and it discourages business activities which entail risk or capital usage disproportionate to expected profit and encourages activities whose profit is at least commensurate with risk and capital usage. Our focus on these metrics is intended to drive capital-efficient, risk-appropriate, and therefore superior performance over the long term. This focus is directly supportive of our risk management goals and practices.

Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

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Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion & Analysis” beginning on page 40. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion & Analysis” section be included in this proxy statement.

Compensation Committee

Vicki R. Palmer, Chair

John C. Compton

R. Brad Martin

Colin V. Reed

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter that was last amended and restated in 2015. The Committee met eight times during 2016.

The Board has delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. Additional information on the Committee’s risk-related duties is available under the heading “Board Role in Risk Oversight—

Executive & Risk Committee” beginning on page 13 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

The Information Technology Committee

The Information Technology Committee was established in 2015 and operates under a written charter that was last amended in January 2016. The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, its management of major information technology investments, and its identification and assessment of information technology threats, and (2) to assist the Board in its oversight of information technology matters.

The Committee met four times in 2016 for the principal purpose of executing its responsibilities under its charter.

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2014. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, and (3) to oversee the evaluation of the Board and management. The Committee met four times in 2016 for the principal purpose of executing its responsibilities under its charter.

In 2016, a director search firm was retained to assist the Committee in assessing Board competencies and identifying potential director candidates.

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Nominations of Directors; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board, the Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of

Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. More generally, our Board-adopted Code of Business Conduct and Ethics reflects First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman and CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. Our Bylaws require that to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, a notice by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s notice must state:

•	the name, age, business address and residence address of the person whom the shareholder proposes to nominate; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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•	the name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee; and

•	the class and number of shares of our stock which are beneficially owned by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such Shareholder’s notice.

Compensation Committee Interlocks & Insider Participation

Messrs. Compton, Martin and Reed and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2016. Refer to the table in “Corporate Governance and Board Matters—

Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board & Committee Meeting Attendance

During 2016, the Board of Directors held four meetings (three of which took place over a period of two days). The Audit Committee held eight meetings, the Compensation Committee held five meetings and acted by written consent twice, the Executive & Risk Committee held eight meetings, the Information Technology Committee held four meetings, and the Nominating & Corporate Governance Committee held four meetings. The Trust Committee of the Bank’s Board held three meetings. The average attendance at Board and committee meetings exceeded 94 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2016. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. All of our non-management directors were independent during all of 2016, and during 2016, those independent, non-management directors met four times in executive session of the Board. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors on matters other than director nominations should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

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Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•	whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all employees discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

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Stock Ownership Information

As of December 31, 2016, there were 5,448 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2016. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2016 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc	21,140,589	9.1%
Invesco Ltd	16,390,718	7.0%
T. Rowe Price Associates, Inc	21,277,754	9.1%
The Vanguard Group, Inc	18,197,011	7.8%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Schedule 13G/A, filed with the Securities and Exchange Commission on January 24, 2017 by BlackRock, Inc. on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, Blackrock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, 55 East 52nd Street, New York, NY 10022. According to this Schedule 13G, BlackRock has sole voting power with respect to 16,630,748 shares of our common stock and sole dispositive power with respect to 17,476,593 shares of our common stock.

Invesco. The information in the table above with respect to Invesco Ltd. (“Invesco”) is based on information set forth in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2017 by Invesco on behalf of its subsidiaries Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC, 1555 Peachtree Street NE,

Suite 1800, Atlanta, Georgia 30309. According to this Schedule 13G, Invesco has sole voting power with respect to 15,186,962 shares of our common stock and sole dispositive power with respect to 16,390,718 shares of our common stock.

T. Rowe Price. The information in the table above with respect to T. Rowe Price Associates, Inc. (“TRP”) is based on information set forth in Amendment No. 8 to Schedule 13G, filed with the Securities and Exchange Commission on February 7, 2017 by TRP, 100 E. Pratt Street, Baltimore, Maryland 21202. According to this document, TRP has sole voting power with respect to 3,851,372 shares of our common stock and sole dispositive power with respect to 21,277,754 shares of our common stock.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 5 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 20167 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has sole voting power with respect to 139,075 shares of our common stock, shared voting power with respect to 23,542 shares of our common stock, shared dispositive power with respect to 150,725 shares of our common stock and sole dispositive power with respect to 18,046,286 shares of our common stock.

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2016 except as otherwise noted in the notes to the table.

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Security Ownership of Management

Name of Beneficial Owner	Title of Class, Amount and Nature of Beneficial Ownership(1)
	Depositary Shares	Percent of Class	Common Stock		Percent of Class
John C. Compton	—	*	69,967		*
Mark A. Emkes	—	*	39,815		*
Corydon J. Gilchrist	—	*	66,821		*
D. Bryan Jordan	—	*	976,853	(4)	*
Michael E. Kisber(2)	—	*	669,563	(4)	*
William C. Losch, III	—	*	327,972	(4)	*
R. Brad Martin	5,800	*	607,111	(3)(5)	*
Scott M. Niswonger	—	*	526,659		*
Vicki R. Palmer	—	*	94,531	(3)	*
David T. Popwell	—	*	347,541	(4)	*
Colin V. Reed	—	*	92,096	(3)	*
Cecelia D. Stewart	—	*	10,437		*
Rajesh Subramaniam	—	*	80		*
Charles T. Tuggle, Jr.	—	*	284,074	(4)	*
Luke Yancy III	—	*	44,715	(3)	*
Directors and Executive Officers as a Group (19 persons)	5,800	*	4,919,967	(4)	2.09%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

Each depositary share represents a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013.

(2)	The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.
(3)	Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2016: Mr. Martin—43,388; Ms. Palmer—50,645; and Mr. Yancy—10,048.

(4)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Jordan—0; Mr. Kisber—0; Mr. Losch—11,064; Mr. Popwell—14,005; Mr. Tuggle—0; and the director and executive officer group—142,563. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2016: Mr. Jordan—375,529; Mr. Kisber—348,324; Mr. Losch—180,444; Mr. Popwell—139,503; Mr. Tuggle—110,969 and the director and executive officer group—1,442,568. Also includes, with respect to Mr. Popwell, 23,895 restricted stock units that will have vested within 60 days of December 31, 2016. Also includes shares held at December 31, 2016 in 401(k) Savings Plan accounts.

(5)	The number of shares of common stock for Mr. Martin includes 48,014 shares held by the R. Brad Martin Family Foundation.

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Vote Item No. 1—Election of Directors

Overview. The Board of Directors is proposing for election all eleven of our current directors: Messrs. Compton, Emkes, Gilchrist, Jordan, Martin, Niswonger, Reed, Subramaniam and Yancy and Mmes. Palmer and Stewart, at the 2017 annual meeting, to hold office until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified. Mr. Subramaniam was elected by the Board of Directors in July 2016. He was recommended as a nominee for a position on our Board by a third-party search firm. If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates. The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition. At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of the National Bank Act and the company’s focus on its core banking franchise in Tennessee, the Committee also considers the proportion of directors who reside in Tennessee (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations. The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination.

Board Experiences, Qualifications, Attributes and Skills. Set forth below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that each nominee should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank. Director committee appointments are disclosed below and in a table on page 15 in the “Corporate Governance and Board Matters—Committee Charters & Committee Composition” section of this proxy statement above.

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Nominees for Director

John C. Compton

Partner at Clayton, Dubilier & Rice, LLC

Independent director since 2011

Age 55

Committees:
Audit, Compensation, Executive & Risk, Nominating & Corporate Governance (Chair), and the Bank’s Trust Audit Committee

Mr. Compton is a Partner at Clayton, Dubilier & Rice, LLC, a New York-based private equity firm. Prior to January 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:

•     Leadership experience at a public company

•     Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment,civic affairs, government relations, corporate governance, securities markets and compliance and similar matters

•     Extensive experience in sales, marketing, operations and general management

•     East Tennessee resident whose knowledge of the east Tennessee market fits well with our strategy of focusing on our core banking franchise in Tennessee

Other Current Public Company Board Service: US Foods Holdings Corp. (since 2015),

Prior Public Company Board Service: Pepsi Bottling Group (2008-2010)

Non-Profit Board Service: Serves on the board of two non-profit organizations.

Mark A. Emkes

Retired Commissioner, Department of Finance and Administration, State of Tennessee and retired Chairman, Chief Executive Officer and President, Bridgestone Americas, Inc.

Independent director since 2008

Age 64

Committees:

Audit (Chair), Information Technology and the Bank’s Trust Audit Committee (Chair)

Audit Committee Financial Expert

Mr. Emkes retired in May 2013 as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he had served in since January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer.

Skills and Expertise:

•     Leadership experience at a large subsidiary of a public company

•     Experience in governmental affairs

•     Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•     Knowledge of public company executive compensation and governance matters due to public company board service

•     Nashville resident whose knowledge of the Nashville market fits well with our strategy of focusing on our core banking franchise in Tennessee

Other Current Public Company Board Service: Clarcor Inc. (since 2010), CoreCivic, Inc. (since 2014) and Greif, Inc. (since 2008)

Prior Public Company Board Service: Bridgestone Corporation (2004-2010)

Non-Profit Board Service: Serves on the board of a non-profit organization.

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Corydon J. Gilchrist

Private investor and Chartered Financial Analyst

Independent director since 2012

Age 46

Committees:

Audit, Executive & Risk, Information Technology, Nominating & Corporate Governance, and the Bank’s Trust Audit Committee

Mr. Gilchrist is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group.

Skills and Expertise:

•     Extensive expertise in macro and micro investment analysis

•     Understanding of business value, business risk and strategic decision-making

•     Experience analyzing various matters, including finance and accounting,securities markets, corporate governance, mergers and acquisitions, risk   assessment, and government relations, that affect public companies

Non-Profit Board Service: Serves on the boards of two non-profit organizations.

D. Bryan Jordan Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank Chairman of the Board since 2012; director since 2008 Age 55 Committees: Executive & Risk

Mr. Jordan is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. He was elected Chairman of the Board of Directors in 2012 and has held the positions of President and Chief Executive Officer and director since 2008. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:

•     Extensive experience in the banking and financial services industry

•     Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•     Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: AutoZone, Inc. (since 2013)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

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R. Brad Martin Chairman of RBM Venture Company Independent director since 1994 Age 65 Committees: Compensation and Nominating & Corporate Governance

Mr. Martin is the Chairman of RBM Venture Company, Memphis, Tennessee, a private investment company. He served as interim president of The University of Memphis from 2013 to 2014. Mr. Martin was Chairman of the Board and Chief Executive Officer of Saks Incorporated, Birmingham, Alabama, a retail merchandising company, until his retirement in 2007. He had held the CEO position at Saks or its predecessor companies since 1989.

Skills and Expertise:

•     Extensive experience in the retail merchandising industry

•     Leadership experience at a public company

•     Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters

•     Knowledge of public company matters, including audit, executive compensation, governance and information technology matters, due to   public company board service

Other Current Public Company Board Service: Chesapeake Energy Corporation (since 2012) (Chairman of the Board since October 2015) and FedEx Corporation (since 2011)

Prior Public Company Board Service: Dillards, Inc. (2008-2013), Ryman Hospitality Properties, Inc. (successor of Gaylord Entertainment Company) (2006-2009), lululemon athletica inc. (2007-2012), Ruby Tuesday, Inc. (2008-2011), and Harrah’s Entertainment, Inc. (1996-2008)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

Scott M. Niswonger

Chairman and founder of Landair Transport, Inc.

Independent director since 2011

Age 69

Committees:

Executive & Risk, Nominating & Corporate Governance, and the Bank’s Trust Committee

Mr. Niswonger is the Chairman and founder of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two were separated into two public companies in 1998; Landair has since again become a private company.

Skills and Expertise:

•     Leadership experience at two public companies

•     Extensive experience in matters affecting both public and private companies, including sales, marketing and logistics, finance and accounting,employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, corporate governance and securities markets and compliance

•     East Tennessee resident whose knowledge of the east Tennessee market fits well with our strategy of focusing on our core banking franchise in   Tennessee

Prior Public Company Board Service: Landair Transport, Inc. (1998-2003) and Forward Air, Inc. (1998-2005)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

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Vicki R. Palmer President of The Palmer Group, LLC Independent director since 1993 Age 63 Committees: Compensation (Chair) and Executive & Risk

Ms. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:

•     Expertise in public company finance, risk management and administration

•     Senior level policy-making experience at a public company

•     Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

Colin V. Reed

Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc.

Independent director since 2006 Lead Director

Age 69

Committees:

Compensation and Executive & Risk (Chair)

Mr. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.

Skills and Expertise:

•     Leadership experience at a public company

•     Extensive experience in finance and accounting as well as employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•     Knowledge of public company matters due to public company board service

•     Nashville resident whose knowledge of that market fits well with our strategy of focusing on our core banking franchise in Tennessee

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)

Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

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Cecelia D. Stewart

Retired President of U.S.Consumer and Commercial Banking of Citigroup, Inc.

Independent director since 2014

Age 58

Committees:

Audit, Information Technology (Chair) and the Bank’s Trust and Trust Audit Committees

Ms. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in April 2014. She had held that position since January 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:

•     Extensive experience in banking and financial services

•     Senior level policy-making experience at a public company

•     Experience in employee matters, finance and accounting, risk assessment, and similar matters associated with running a large division of a public company

•     Knowledge of public company executive compensation and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Non-Profit Board Service: Serves on the board of a non-profit organization.

Rajesh Subramaniam

Chief Marketing and Communications Officer and Executive Vice President of FedEx Corporation

Independent director since 2016

Age 51

Committees:

Audit, Information Technology, Nominating & Corporate Governance, and the Bank’s Trust Audit Committee

Mr. Subramaniam is Chief Marketing and Communications Officer and Executive Vice President of FedEx Corporation, Memphis, Tennessee, a provider of transportation, e-commerce and business services. He is also a member of FedEx’s Strategic Management Committee and the Chairman of FedEx Office and Print Services, Inc. He served as Executive Vice President, Marketing and Communications, FedEx Services, Inc. from 2006 until 2016. From 2003 to 2006, Mr. Subramaniam was the President of FedEx Canada, and from 1999 to 2003, he served as Vice President of Marketing for FedEx’s Asia Pacific business.

Skills and Expertise:

•     Senior level policy-making experience at a public company

•     In-depth experience in marketing, public relations, communications, crisis management, corporate strategy, global pricing and revenue management, customer experience, portfolio management and innovation

•     Expertise in information technology, including leadership of digital transformation

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

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Luke Yancy III

President and Chief Executive Officer of the MMBC Continuum

Independent director since 2001

Age 67

Committees:

Audit and the Bank’s Trust Audit and Trust Committees (Chair of the latter)

Mr. Yancy is President and Chief Executive Officer of the MMBC Continuum, Memphis, Tennessee, a non-profit organization that promotes minority and women business enterprises. MMBC and Mr. Yancy have announced Mr. Yancy’s retirement as President and Chief Executive Officer, which is expected to be effective during 2017. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank.

Skills and Expertise:

•     Experience in banking and financial services, including as commercial lending division head, group manager of business lending and consumer   lending and senior credit officer

•     Wide-ranging ties in the mid-south community

•     Memphis resident whose broad and deep knowledge of that market fits well with our strategy of focusing on our core banking franchise in Tennessee

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in Item No. 1.

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Vote Item No. 2—Advisory Resolution to Approve Executive Compensation

First Horizon’s executive compensation program received solid shareholder support last year and was approved, on an advisory basis, by 98.2% of the votes cast at the 2016 annual meeting. In accordance with SEC rules, we are again seeking a vote from our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Highlights of our corporate performance in 2016 and the ways in which we link executive compensation to long-term performance are discussed below. The Compensation Discussion & Analysis beginning on page 40 of this proxy statement provides a detailed discussion of 2016 compensation for our executive officers and related matters. We encourage you to review closely both that section and the tabular disclosure that follows it.

2016 Corporate Performance

Our strategic and operating results in 2016 were excellent. Consolidated revenues grew 9%, while average loans and core deposits grew 10% and 11%, respectively, compared with 2015. Consolidated diluted earnings per share available to common shareholders (EPS) for 2016 were 94 cents per share, substantially better than 2015. In 2016 we increased our common dividend rate by 17%, to 28 cents per year, and early in 2017 we announced a 29% increase, to 36 cents per year. Total shareholder return (TSR) for 2016 was 40%, our fifth consecutive year of positive TSR.

Underlying our results were solid achievements in our core businesses of regional banking and fixed income. Regional bank average loans in 2016 were up 15% (following a similar rise in 2015); net interest income grew 13%; and total revenues grew 9%. Commercial lending growth was especially strong, enhanced by our acquisition of franchise finance loan portfolios in the third quarter. Fixed income noninterest income was up 16% in 2016, in spite of adverse market conditions late in the year. We continued to discipline our deployment of resources based on economic profit

(EP) principles and risk-adjusted return on capital analytics.

The Federal Funds rate was increased in December 2015 and again a year later. The first increase helped our net interest margin for 2016, and we expect the second increase will benefit our 2017 margin. Because we cannot control rate actions by the government, we continue to aggressively manage our net interest spreads and to strive for strong loan growth across our commercial and consumer banking businesses.

The Compensation Committee used these actions and outcomes in compensation decisions, as examined in more detail in the Compensation Discussion & Analysis section of this proxy statement. Of particular note, pretax income was a major driver of 2016 bonus outcomes. See “Annual MIP Bonus” beginning on page 49 for additional information. In addition, although no decisions have been made, in fiscal 2017 the Committee expects to deliver value commensurate with the achievements of the past five years.

Alignment with Long-Term Performance

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company.

Key practices linking performance to compensation include:

•	Significant weighting of at-risk and stock-based awards. For our CEO, goal-based performance pay elements in 2016 represented 54% of his regular annual compensation package, measured at target. For most other named executives, the at-risk performance portion represented about 40%. With respect to our CEO, 52% of his pay was linked directly to our stock price; for other NEOs, stock-linked pay ranged from 32% to 40%. See “Relative Sizing & Mix” beginning on page 47 below for details.

•	Share Retention Requirement. Our stock ownership guidelines extend the effective time horizon of the stock awards substantially. They require that executives hold 50% of their net after-tax shares from awards until retirement

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after multiple-of-salary minimum ownership levels are attained. For an executive holding less than the guideline minimum, the requirement is 75%.
Details regarding these practices are discussed throughout the Compensation Discussion & Analysis beginning on page 40 of this proxy statement.

“Say on Pay” Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a “say on pay” vote. The Board recommended and the shareholders approved an annual frequency for the “say on pay” vote, and the Board subsequently determined that we would in fact conduct a “say on pay” vote at each annual meeting. At this meeting, shareholders will again have the opportunity to cast an advisory vote on how frequently we should hold a “say on pay” vote; see Vote Item No. 3 below in this proxy statement.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2017 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 2.

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Vote Item No. 3—Advisory Proposal on Frequency of Advisory Vote on Executive Compensation

Under the rules of the Securities and Exchange Commission, our shareholders will have the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, such as Vote Item No. 2 above in this proxy statement. By voting on this Vote Item No. 3, shareholders will be able to indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Regardless of the shareholder vote, the advisory vote on named executive officer compensation will occur not less frequently than once every three years in accordance with the rules of the Securities and Exchange Commission.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for First Horizon. Therefore, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. However, we understand that our shareholders may have different views as to what is the best approach for First Horizon.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that a non-binding advisory vote of the holders of the common stock of First Horizon National Corporation to approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in the proxy statement, be held at an annual meeting of the shareholders, beginning with the 2017 annual meeting of shareholders, (1) every year, (2) every two years or (3) every three years.”

Our Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual meeting of shareholders. However, because this vote is advisory and not binding on the Board of Directors or First Horizon in any way, the Board may decide that it is in the best interests of our shareholders and First Horizon to hold an advisory vote on executive compensation more or less frequently than indicated by the outcome of this vote. The next vote on how frequently we should seek an advisory vote on executive compensation will take place at the company’s annual meeting of shareholders in 2023.

The Board of Directors unanimously recommends a vote on this Vote Item No. 3 for the option of every year as the frequency with which shareholders are provided an advisory vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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Vote Item No. 4—Ratification of Appointment of Auditors

Appointment of Auditors for 2017

KPMG LLP audited our annual consolidated financial statements for the year 2016. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2017. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 4 the ratification of KPMG LLP’s appointment as our auditors for the year 2017, with the recommendation that the shareholders vote for Item No. 4. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2016 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2017, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2015 and 2016

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2015 and 2016 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2015	2016
Audit Fees	$2,045,000	$1,991,000
Audit-Related Fees	276,500	268,500
Tax Fees	0	95,000
All Other Fees	0	0
Total	$2,321,500	$2,354,500

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees, if any, billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning. The amount for 2016 consists of fees for assistance with tax research and tax consulting services.

All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be

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approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-

approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 4.

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

If you intend to present a shareholder proposal at the 2018 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P.O. Box 84, Memphis, Tennessee, 38101, not later than November 13, 2017, for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholders’ meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholders’ meeting. If, however, we give fewer

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than 100 days’ notice or public disclosure of the shareholders’ meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Shareholder proposals and nominations for election to the Board must be submitted to the Corporate Secretary. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2018 annual meeting will be held on April 24, 2018. Thus, shareholder proposals submitted outside the process that permits them to be included in our proxy statement and director nominations must be submitted to the Corporate Secretary between December 25, 2017 and January 24, 2018, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

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Compensation Discussion and Analysis

This CD&A section of our proxy statement discusses and analyzes the compensation programs applicable to our senior executives. In particular, this section focuses on five of those executives, referred to as the “Named Executive Officers” or “NEOs”:

Named Executive Officer	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
William C. Losch III	Executive Vice President – Chief Financial Officer
Michael E. Kisber	President – FTN Financial
David T. Popwell	President – Banking
Charles T. Tuggle, Jr.	Executive Vice President – General Counsel

The Compensation Committee of the Board oversees compensation for all NEOs. For more information see “The Compensation Committee” beginning on page 18 of this proxy statement.

CD&A Executive Highlights

2016 Corporate Performance

Our strategic and operating results in 2016 were excellent. Consolidated revenues grew 9%, while average loans and core deposits grew 10% and 11%, respectively, compared with 2015. Consolidated diluted earnings per share available to common shareholders (EPS) for 2016 were 94 cents per share, substantially better than 2015. In 2016, we increased our common dividend rate by 17%, to 28 cents per year. Early in 2017, we announced a 29% increase, to 36 cents per year. Total shareholder return (TSR) for 2016 was 40%, our fifth consecutive year of positive TSR.

Underlying our results were solid achievements in our core businesses of regional banking and fixed income. Regional bank average loans in 2016 were up 15% (following a similar rise in 2015); net interest income grew 13%; and total revenues grew 9%. Commercial lending growth was especially strong, enhanced by our acquisition of franchise finance loan portfolios in the third quarter. Fixed income noninterest income was up 16% in 2016, in spite of adverse market conditions late in the year. We continued to discipline our deployment of resources based on economic profit (EP) principles and risk-adjusted return on capital analytics.

The Federal Funds rate was increased in December 2015 and again a year later. The first increase helped our net interest margin for 2016, and we expect the second increase will benefit our 2017 margin. Because we cannot control rate actions by the government, we continue to aggressively manage our net interest spreads and to strive for strong loan growth across our commercial and consumer banking businesses.

The Compensation Committee used these actions and outcomes in compensation decisions, as examined in more detail later in this CD&A section. Of particular note, pre-tax income was a major driver of 2016 bonus outcomes. See “Annual MIP Bonus” beginning on page 49 for additional information. In addition, although no decisions have been made, in fiscal 2017 the Committee expects to deliver value commensurate with the achievements of the past five years.

Industry Operating Environment

The environment for the financial services industry in the United States has been relatively stable for the past several years.

•	The Federal Reserve raised rates late in 2015 and again in the fourth quarter of 2016, both times modestly. The unusually long low-rate environment continues to compress loan margins. However, a higher level of interest rate volatility the past two years has increased demand for many fixed income products.

•	The current economic expansion in the U.S. continued for a seventh year, at a modest but positive pace.

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•	The unemployment rate in the U.S. remained relatively favorable during the year, though labor participation continued to be low.

•	Mortgage rates overall continued to be very low. Housing values and transaction activity in many markets continued to strengthen.

•	New regulatory burdens continued to weigh on the industry. Overall these costs are substantial for all banks, but in many cases fall unevenly.

•	Regulatory activism continued to increase, with unusual monetary and other penalties reported by many banks in 2016 connected with a range of banking activities.

•	Infrastructure costs challenged all banks, driven by new technologies and continuing evolution in customer demand for them, as well as by constantly evolving security concerns.

•	Banks continued to focus heavily on improving efficiency. Interest-spread revenues have been limited by the rate environment while fixed costs have increased under the regulatory environment, leaving variable cost control as a critical method to maintain profitability.

•	Credit quality continued to be stable, and loan charge-offs continued to be unusually low, for much of the industry.

•	Consolidation within our industry, excluding the four largest U.S. banks, continued at relatively moderate levels.

Alignment of Pay with Performance

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success.

Key practices linking performance to compensation include:

•	Significant weighting of at-risk and stock-based awards. For our CEO, goal-based performance pay elements in 2016 represented 54% of his regular annual compensation package, measured at target. For most other named executives, the at-risk performance portion represented about 40%. With respect to our CEO, 52% of his pay was linked directly to our stock price; for other NEOs, stock-linked pay ranged from 32% to 40%. See “Relative Sizing & Mix” beginning on page 47 below for details.

•	Share retention requirement. Our stock ownership guidelines extend the effective time horizon of our stock awards substantially. They require that executives hold 50% of their net after tax shares from awards until retirement after multiple-of-salary minimum ownership levels are attained. For an executive holding less than the guideline minimum, the requirement is 75%.

Details regarding these practices are discussed throughout this CD&A section.

CEO Pay and Performance

Mr. Jordan was recruited as CFO in 2007, and promoted to CEO in September 2008, to rebuild our company. Previous management embarked on a strategy to build national mortgage origination and servicing businesses, along with related real estate lending. These legacy businesses were significantly impacted by the financial crisis; they have resulted in large expenses for us in many years since 2007, most recently in 2015.

Mr. Jordan has led the restructuring of the company, the development and implementation of new strategies, and the recruitment of the current management team. He has emphasized economic profit (EP) and controlling cost. Our operating results have improved significantly. The Compensation Committee considered his significant contributions in turning around the company when making decisions about his pay for 2016. In each of the past three years, Mr. Jordan has met or exceeded his personal goals. He has provided critical leadership in challenging times.

Mr. Jordan’s target-level pay is in line with the median of FHN’s peer group. His pay mix—the structure of the various components of his pay—is also consistent with that of company peers. Final amounts paid vary from target based on achievement of performance goals and changes in our stock price.

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The following charts show total short-term compensation paid to the CEO in recent years and year-end TSR over the same period, respectively. For this purpose, short-term pay is limited to cash salary, salary stock units (SSUs) measured at grant (2011-13), and total annual bonus measured when earned. Those components have short time horizons and are sensitive to the annual changes in performance and environmental circumstances which tend to impact TSR in the short term.

The two charts above show that over the five-year period our TSR has risen consistently while short-term CEO pay has been up and down. TSR for the year 2016 was positive 40%. Setting the base year at 100%, TSR for the entire five-year period was 269%.

From 2011 through 2013, we used the SSU program as a retention incentive, reducing other pay components compared to current levels. After 2013, bonus opportunity increased as the SSU program ended.

To provide context, the following two charts show regular annual long-term and performance-based awards granted to the CEO over the same period. Values shown are those considered by the Committee at grant, rather than those assigned by accounting guidance. The charts show that long-term and performance award levels recently have trended upward, though less consistently and at a slower pace than our TSR has risen.

Our earnings during many of the years shown have been impacted significantly by “non-strategic” obligations associated with mortgage businesses pursued by prior management. Earnings in our regional banking business generally have improved during this period even though lending margins have been squeezed by the low rate environment and fee revenues have been curtailed by regulatory and market pressures. Earnings in our fixed income business fell during much of this

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period mainly due to the rate environment, though 2015 and 2016 showed significant improvement over earlier years.

Despite the headwinds and volatility overall, since 2011 our TSR has grown consistently and vigorously, nearly tripling the value of an investment in our stock over the five years shown. TSR is partly driven by dividends paid, which increased over this period, but is mainly driven by our stock price, which is largely a reflection of investor expectations for the company’s future. In 2016, our stock price experienced significant volatility but closed much higher for the year.

Mr. Jordan’s accomplishments at FHN have been recognized outside our company. For 2016, he was recognized by American Banker as one of America’s top ten bank CEOs.

Alignment with Governance Principles

Our compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include	Practices We Avoid or Prohibit Include

Performance-based (at-risk) and stock-based pay emphasized	Tax gross-up features*
Performance measures drive shareholder value	Stock option repricings
Performance measures emphasize controllable outcomes	Discount-priced stock options
Committee use of independent consultant on pay	Single-trigger change in control payouts
Meaningful share ownership requirements	Employment agreements
Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met	Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)
Double-trigger on change in control features and agreements (CIC event plus qualifying termination)	Personal use of corporate aircraft
Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

Overview of Direct Compensation Components

Unchanged from 2015, the major components of executive compensation in 2016 consisted of cash salary, annual bonus under our Management Incentive Plan (MIP), and annual stock awards granted under our Equity Compensation Plan (ECP). Executive stock awards in 2016 consisted of performance stock units (PSUs), stock options, and restricted stock units (RSUs).

The key corporate performance measure for 2016 cash bonuses was adjusted pre-tax earnings (consolidated). The key performance measure for 2016 PSUs was adjusted return on equity (ROE) for our core segments measured in relation to certain peer banks over three years.

The following presents an overview of the direct compensation components for our NEOs.

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Regular Direct Compensation Components in 2016

Component	Primary Purpose	Key Features
Cash salary	Provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash bonus under MIP	Create a financial incentive for achieving or exceeding one-year company and/or executive team goals.	For the CEO and other NEOs except Mr. Kisber, the key metric was adjusted pre-tax earnings (consolidated) coupled with several non-numeric factors, including the outcome of a balanced scorecard process, earnings quality, and risk management.
Annual stock awards: PSUs, stock options, and RSUs	Provide performance and service-vested equity-based long-term incentives which reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	For the PSUs, payout depends upon our core ROE ranking relative to peers during the performance period 2016-18. After final performance is determined in 2019, PSUs are paid in stock in 2021, following a mandatory two-year deferral period. Stock options are priced at market, vest annually over four years, and have seven year terms. RSUs vest after three years and are paid in shares of stock.

Compensation Practices & Philosophies

Retention and Competition

Our compensation programs are designed to attract and retain a talented workforce. We recruit from a broad talent pool. Our people in turn may be recruited by competitors, other financial services firms, and firms in other industries.

The total compensation opportunity we provide at each level is designed to be competitive so that over the long term we reduce the risk of losing our best people.

Use of Peer Bank Data

The Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size (“Peer Banks”). These are banks with whom we most typically compete for talent, and the review helps our programs remain competitive. For many years the Committee has considered specific data from

Peer Banks in setting the compensation components for our executives. The Peer Banks used in 2016 were fourteen regional financial services companies selected by the Committee, listed below. The group is adjusted periodically in response to changes in our company or the industry, but was unchanged in 2016.

2016 Peer Banks
Associated Banc-Corp BOK Financial Corp. City National Corp.* Comerica Inc.	Commerce Bancshares Inc. Cullen/Frost Bankers Inc. First Niagara Financial Group*	Huntington Bancshares M&T Bank Corp. People’s United Financial	Synovus Financial Corp. TCF Financial Corp. Webster Financial Corp. Zions Bancorporation

*	City National and First Niagara have been acquired. Pre-acquisition compensation data was included in the peer data used for 2016, but these banks were not included in performance determinations made after year-end.
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The Committee uses peer and other market data to help establish the size and terms of the components of direct compensation for executives. Salary is targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors—performance, experience, skills, and tenure—or retention needs. Bonus opportunities and equity awards are targeted similarly: target-level compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance.

For special compensation components, including retention awards and individual retirement and severance arrangements, relevant market data often is not available. In those cases, the Committee relies on recommendations from management (for awards other than to the CEO)

along with external advice from the Committee’s independent consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

The Total Shareholder Return Performance Graph (“TSR graph”) that appears in our annual report to shareholders (on page 182 of that report) uses the published Keefe, Bruyette & Woods regional banking index (ticker symbol KRX) against which to compare our total shareholder return, which consists of stock price performance plus reinvested dividends. The KRX index encompasses fifty regional U.S. banks, including us. The annual PSU awards granted to executives in 2016 used the KRX index banks as the group against which our core-segment ROE will be ranked over the three-year performance period of those awards.

Impact of Shareholder Vote on Compensation

The Compensation Committee made nearly all key decisions regarding 2016 compensation for the named executives early in the year. At that time, the Committee was aware of the outcome of the vote for the shareholder advisory resolution on executive compensation at the 2015 annual meeting. At the 2015 meeting, “For” received 94.1% of the shares voted, similar to the results in 2014 and 2013. The 2015 outcome was part of the mix of factors considered by the Committee early in 2016. Although not considered by the Committee in relation to 2016 awards, at the 2016 annual meeting “For” received 98.2% of the shares voted. We view these levels of shareholder support for our executive compensation program as indicative of broad shareholder agreement with the philosophy and policies on which our executive compensation program is premised.

Stock Ownership Guidelines

Under our stock ownership guidelines all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% unless certain minimum stock ownership levels are met. The retention requirement applies during the rest of their careers with us, except that executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits the hedging of positions in our stock.

The CEO’s minimum ownership level under the guidelines is six times cash salary. The levels for the other named executives are two or three times their respective cash salaries, depending upon position. Director levels are five times cash base retainer. For this purpose, fully-owned shares, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.

Guideline ownership levels are assessed annually, in the third quarter. In the 2016 assessment, all NEOs exceeded guideline ownership levels, and all complied with the retention requirement.

Clawback Policy & Practices

Performance compensation under the MIP, ECP, or otherwise which is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation.

Starting in 2014, clawback provisions in our stock awards were expanded to include the following

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events: grant or payment of an award based on erroneous financial data and termination for cause.

The look-back period for recovery generally is two years after vesting.

Use of Compensation Consultants

The Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co. (“FW Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management. FW Cook has no other relationships with the company or management. Key engagement items for FW Cook in 2016 were:

•	Review written Committee meeting materials.

•	Confer with the Committee chair and management regarding compensation matters.
•	Annually meet with the Committee. This took place in July.

•	Advise the Committee regarding the ECP and MIP, which were amended and submitted to shareholders at the 2016 annual meeting.

In 2016 management engaged an external compensation consultant, McLagan, mainly to conduct an updated competitive pay assessment for executives and for peer metrics.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee—Use of Consultants” on page 19 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management presents recommendations to the Committee for approval. The CEO ultimately oversees the development of recommendations. If executive-level exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval. The CEO does not participate in Committee deliberations concerning his own compensation.

Tax Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation is not, however, subject to the deduction limit. The Committee considered these tax implications in making compensation decisions for 2016.

Although deductibility is an important consideration, competitive and other factors may outweigh it. As a result, although a substantial majority of NEO compensation is designed to be deductible each year, typically a portion is not. That portion can vary from year to year, especially if non-performance retention awards are made at the NEO level.

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Direct Compensation Components for NEOs

The direct components of NEO compensation in 2016 were cash salary, annual bonus under the MIP, and annual stock awards consisting of RSUs, stock options, and PSUs under our shareholder-

approved Equity Compensation Plan. An overview of these components appears under “Overview of Direct Compensation Components” beginning on page 43 of this proxy statement above.

Relative Sizing & Mix

In setting the size of the direct compensation components for 2016, the Compensation Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following chart, which illustrates the regular annual pay packages planned by the Committee early in the year. Special promotion or retention awards are not included in the chart. See “Summary Compensation Table” beginning on page 58 for additional information concerning amounts paid or earned in 2016.

2016 Direct Compensation Mix at Target

*	Mr. Kisber’s compensation package differs from the other NEOs’ to be competitive within the fixed income industry. His annual bonus opportunity has approximately double the weighting of other NEOs, and the other components are relatively compressed. Also, unlike other NEOs, stock awards actually granted to him in a given year depend significantly upon performance of our fixed income business the previous year. His stock award mix shown in this chart reflects his total opportunity for grants early in 2017 based on 2016 performance. See “Stock Awards—Fixed Income Award Practices” on page 52 below for additional information.

The amount of each component usually is determined in relation to cash salary. Salary levels are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive market levels. A specific need for retention also can play a role. No specific weighting is given to any one factor. The size of each direct component for the named executives as a percentage of cash salary is shown in the chart below.

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Sizing of 2016 Direct Compensation Components

As a Percentage of Annual Cash Salary

		2016 Annual Stock Awards
	Annual			Performance
	Bonus	Restricted		Stock Units	Total Stock
NEO	(target)	Stock Units	Stock Options	(target)	Awards
Mr. Jordan	140%	63%	63%	125%	250%
Mr. Losch	100%	70%	35%	35%	140%
Mr. Kisber*	583%	83%	93%	140%	317%
Mr. Popwell	100%	70%	35%	35%	140%
Mr. Tuggle	90%	55%	28%	28%	110%

*	Mr. Kisber’s compensation package differs from the other NEOs’ to provide a compensation opportunity which is competitive within the fixed income industry.

Key factors considered when target levels were set are the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance, and the mix between short- and long-term compensation. The chart and table above show that the CEO’s regular compensation package is more heavily weighted in favor of performance-based pay than the other NEOs except Mr. Kisber. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our Peer Banks, and our compensation philosophy which endeavors to link a substantial portion of executive pay to performance.

In 2016, salaries for Messrs. Jordan, Losch, and Popwell increased, as discussed in “Salary” below. Except for Mr. Jordan, the relative mix of the compensation components for the NEOs did not change in 2016. Mr. Jordan’s salary and MIP bonus components decreased 3% and 5%, respectively, as a percentage of target total direct compensation, while his equity awards increased a total of 8%.

Certain benefits such as life and disability insurance are also related to cash salary. There is no other significant interdependence among the compensation components.

Valuation of Stock Awards

The percentages shown for all regular 2016 stock awards in the table above are based upon 2016 salary rates and upon our closing stock price on the grant date, February 11, 2016, which was $11.62 per share.

In 2016, for purposes of converting the percentages mentioned above into specific share or unit numbers the Committee used the following valuation methods: for RSUs, 100% of market value at grant; for stock options, 25% of market value at grant; and for PSUs, 82% of market value at grant.

RSUs and PSUs. The valuation methods for RSUs and PSUs are consistent with those used for financial reporting purposes. Neither award type is discounted for the risk of forfeiture due to employment termination or non-performance. PSUs in 2016 were discounted 18% from target levels for the two-year post-vesting holding period imposed on recipients.

Stock Options. The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed in connection with ordinary market trading of short-term options. The Committee believes that those methods overstate the value that an executive generally would ascribe to our long-term, unmarketable options. That overstatement partly is structural, given the original usage of those methods, and partly is due to the legacy and environmental factors noted above under the headings “2016 Corporate Performance” and “Industry Operating Environment.” For those reasons, the Committee believes that the relatively simple and stable 25% method it has used for several years provides a more appropriate approximation of value for our option program.

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Salary

Early in the year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee reviews the CEO’s achievement of objectives in his personal plan for the preceding year when assessing the CEO’s salary for the coming year. The Committee also weighs competitive practices within the industry as well as corporate initiatives.

For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account.

In 2016, the Committee raised salary rates for Messrs. Jordan (6%), Losch (12%), and Popwell (11%). For all three NEOs, based on analysis of 2015 compensation (the most recent available at the time of the increases), these increases aligned their pay with our Peer Banks. The other two NEOs did not receive a salary raise in 2016.

Annual MIP Bonus

Under our shareholder-approved Management Incentive Plan (MIP), the annual bonus opportunity offered to each NEO other than Mr. Kisber (whose MIP bonus is discussed at the end of this section) is based on targets that are approved by the Committee early in that year. Each MIP bonus is based on achievement of company and/or business unit financial targets as well as individual personal plan objectives. For these NEOs, MIP bonus amounts can be adjusted based on several corporate as well as individual performance factors.

For 2016, similar to the past several years, the Committee established a maximum MIP bonus opportunity per person equal to 2% of adjusted 2016 pre-tax earnings. Pre-tax earnings for 2016 were required to be adjusted for certain specific items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. Unlike recent years, which excluded results from our non-strategic segment, for 2016 consolidated results were used. Subject to the 2% maximum, the Committee could exercise negative discretion to determine the final bonus amount.

Early in 2016, the Committee established a grid to guide the exercise of negative discretion. Individual bonuses were determined by applying a corporate rating, subject to potential adjustments for various factors, along with an individual rating to individual target bonus levels set for each NEO.

The corporate rating was driven by actual adjusted versus budgeted pre-tax earnings for 2016, as shown in the following table. The earnings levels used to create the grid were selected to provide an incentive to achieve or exceed budget. Each NEO’s bonus was subject to further adjustments for the results of a multi-point balanced scorecard process (rating the company against those Peer Banks which were independent at year-end 2016), risk management results, quality of earnings, contributions to non-strategic results, and individual personal plan results. Under “quality of earnings” the Committee intended, among other things, to take account of unusual shortfall or windfall in revenues associated with interest rate movements during the year relative to budgetary expectations. All points on the grid and all calculated bonus amounts were subject to further adjustment up or down by the Committee. However, the final bonus paid could not exceed 150% of target.

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2016 MIP Bonus Calculation Grid

Adjusted 2016 Pre-Tax Earnings	Percent of Budget	Pre-Tax Earnings Rating*	Adjustment Factors	Corporate Rating	Bonus Target Amount	Calculated MIP Bonus Amount	Individual Rating Adjustment
Above $358 million	Above 110%	110% to max of 150%	• Balanced scorecard assessment versus peers • Risk management results • Quality of earnings • Contribution to non- strategic outcomes	Corporate rating of 0% to 150%	Bonus target amounts are pre-set percentages of cash salary, ranging from 90% to 140% for the NEOs	Calculated Bonus = [corporate rating] x [bonus target amount]	Execution of personal plan goals for the year results in a personal plan rating of 0% to 150%. The maximum final bonus amount under the Grid is 150% of target.
$293-358 million [Budget = $325]	90%- 110%	90%- 110%
$244-292 million	75%- 90%	75%- 90%
$163-243 million	50%- 75%	50%- 75%
Less than $163 million	less than 50%	0%

*	Consolidated Pre-Tax Earnings Rating is interpolated if results fall between two points on the grid.

The balanced scorecard, used as one of the subjective adjustment factors, ranked our company among Peer Banks on seventeen financial measures. The scorecard process used quantitative financial measures and peer rankings but was not used in a quantitative manner to determine a specific numerical rating. Instead, the Committee considered the scorecard results in a subjective manner.

The Committee also considered risk management, quality of earnings, and contribution to non-strategic outcomes as potential adjustment factors.

In 2016, the CEO’s personal plan included six major performance areas: strategic, financial (structural improvements and revenue growth), customer, shareholder value, employees, and risk management & credit quality. These areas had no particular weighting and were not applied in a quantitative manner. Each NEO’s personal plan substantially overlapped the CEO’s and also was related to operations managed by that NEO.

The outcomes of the bonus process for the NEOs other than Mr. Kisber are summarized below.

2016 MIP Bonus Outcomes

		Overall		Bonus
	PTE	Impact of	Corporate	Target	Calculated	Individual	Final
NEO	Rating	Adjustments	Rating	($)	Bonus ($)	Rating	Bonus ($)
Mr. Jordan	110%	–2%	108%	1,225,000	1,323,000	100%	1,323,000
Mr. Losch	110%	–2%	108%	475,000	513,000	100%	513,000
Mr. Popwell	110%	–2%	108%	500,000	540,000	100%	540,000
Mr. Tuggle	110%	–2%	108%	427,500	461,700	100%	461,700

Pre-tax earnings for 2016, after all required adjustments were made, totaled $359.7 million. That resulted in an overall maximum bonus per person of $4 million (the plan maximum), and a pre-tax earnings (PTE) rating of 110%.

The Committee determined that the PTE rating should be adjusted down, a total of 2%, for certain small items: add back a litigation settlement taken out as a required adjustment; and remove certain recoveries related to the non-strategic segment.

The litigation expense arose from circumstances controlled by the current management team, which the Committee believed should be charged against management’s bonus rather than excluded. The non-strategic recoveries, though positive for corporate earnings, were excluded to be consistent with past exclusions of similar, but negative, non-strategic events in past years.

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MIP Bonus for FTN Executive

Mr. Kisber is the president of our fixed income business unit (FTN Financial). His bonus for 2016 was earned under the MIP, but was driven by the overall incentive pool created under the Capital Markets Incentive Compensation Plan to provide a compensation opportunity consistent with that of competitors in that industry. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense.

Mr. Kisber’s 2016 compensation package generally was a percentage of the pool approved by the Committee each year, not to exceed 15% and subject to certain limits imposed by the Committee. The Committee imposed a $6 million overall limit on Mr. Kisber’s 2016 package. The first $2.5 million after salary was to be paid in cash, the next $1.9 million in regular annual stock awards, and any amount over that, up to $1 million, was to be paid in special RSUs (18-month vesting period, settled in cash). The regular stock awards, in turn, were to be granted first in RSUs (first $0.5 million), with any remainder ($1.4 million) granted 60% in PSUs and 40% in stock options. The Committee treats only the cash and the special RSUs ($3.5 million total) as part of the MIP award, though in fact the entire package after salary is performance-based. The Committee also retains the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber, but made no reduction for 2016.

Fixed Income’s contribution to our pretax earnings in 2016 was $50.2 million (net of all compensation expense). Mr. Kisber’s earned package for 2016 was $2,500,000 in cash (under the MIP) and $1,258,000 in regular stock awards. The stock awards, granted in 2017 but driven by 2016 performance, consist of RSUs ($500,000), PSUs ($455,000), and stock options ($303,000). Since those regular stock awards were granted in 2017 and are not considered part of his 2016 MIP bonus, they are not reported as part of Mr. Kisber’s 2016 compensation.

Stock Awards

Overview

In 2016, the CEO’s annual stock award mix was one-half PSUs, with RSUs and options comprising one-quarter each. For other NEOs except Mr. Kisber, the more heavily weighted component consisted of RSUs. The Committee believes that these mixes provide appropriate incentives to focus on performance goals, especially for the CEO, and to remain with our company.

Restricted Stock Units

Regular executive RSUs vest in March three years after grant if the NEO remains employed with the company through the vesting date. They are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Stock Options

NEO stock option awards in 2016 vest in equal installments in March of the first four years following grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date.

A stock option provides a retention incentive over its vesting period directly linked to our stock price growth. Options inherently align compensation with the interests of shareholders.

Performance Stock Units

Consistent with competitive practice, the Committee makes annual grants of performance equity awards with a three-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Grants are annual, so financial results in any given year can affect three outstanding awards. The Committee sets performance goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

Payout of 2016 PSUs will be based on goal achievement as shown in the following chart. Adjusted ROE of our core business segments, averaged over the three-year period 2016-2018, will be ranked against the average ROE results of those banks which, at the end of the performance period, comprise the KBW Regional Bank Index (ticker symbol KRX). Payout can range from 50% to 150% of the target amount granted, or payout can be zero if performance falls below the 50%

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threshold. Dividends accrue until payment but are paid only to the extent the underlying units vest. Performance will be determined in 2018 but payment will be deferred until 2020.

Only whole-year ROE results count in the rankings. The adjustments to our ROE consist of several exclusions including the non-strategic segment’s earnings and allocated equity, certain accounting changes, litigation settlements, restructuring or right-sizing expenses, and items described under certain specific areas of accounting guidance.

The KRX banks currently are fifty U.S. regional banks, a wider range of institutions than those in our Peer Bank group used for other purposes. For PSU awards, the Committee believes that an independently-selected basket of competitors like the KRX banks provides a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events which will unfold over a three-year time horizon and which cannot be predicted in advance.

Fixed Income Award Practices

The overall amount of annual stock awards granted to Mr. Kisber, the head of our fixed income business, is impacted by the previous year’s results. Early each year, a maximum stock award opportunity is approved by the Committee as part of his entire compensation package, as discussed in “Relative Sizing and Mix” starting on page 47 above. Early in the next year, actual grants are approved which may be less than the opportunity levels, as discussed in “MIP Bonus for FTN Executive” on page 51 above. The amounts actually granted are based on an assessment of fixed income results. Quantitative and qualitative factors are considered.

Although Mr. Kisber’s opportunity for awards was substantial, as mentioned above, only RSUs were granted to him in early 2016 (shown in the Summary Compensation Table on page 58). His awards in 2016, though higher than in 2015, were well below the maximum possible due to the revenues and earnings achieved by our fixed income business segment in 2015 in the face of unfavorable market conditions. As mentioned in “MIP Bonus for FTN Executive” (page 51 above), Mr. Kisber’s stock awards in 2017, related to 2016 performance, were substantially larger than in 2016 or 2015.

2012 CEO Retention Award

In May 2012, the Committee granted our CEO a special performance-based retention award. The award consists of PSUs covering $3 million of stock (valued at grant) with a highly challenging goal. The award will vest and pay if our stock price achieves $20/share for an entire 60 trading-day (3 month) period before the fifth anniversary of grant, or if the TSR value of a share of our stock measured at the end of those five years is at least $20/share. Our stock value at grant was $9.22 per share, so to achieve either of those alternative goals our stock value had to more than double in five years.

At the time of grant, the Committee considered these goals to be appropriately challenging. The low interest rate and subdued economic environments, along with continued drag from our exited “non-strategic” businesses, created substantial challenges to achieving the kind of sustained stock value growth necessary to meet either of the goals.

The 2012 award has not yet vested or forfeited; the performance period will end on May 7, 2017. It is no longer possible to achieve the $20-for-60-days goal; however, it is reasonably possible that the TSR goal will be met.

TSR value is measured using a starting value ($9.22), a closing value, and an assumed reinvestment of actual dividends since grant. For this award, the 20 trading-day (one month) average price at the end of the performance period will be used in place of a single-day price.

As measured on March 1, 2017 (shortly before printing this proxy statement), TSR value had improved substantially to $22.31. Our stock price then was $20.76/share. If the 20-day average stock price used for this award turns out to be the

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same as the March 1 price, performance will significantly exceed the TSR goal.

As mentioned above in “CEO Pay and Performance,” in the TSR chart on page 42, our TSR percentage for the five calendar years ending with 2016 is 269%. The Committee believes our overall business performance over the past five years has been excellent, as reflected in the consistent rise in our stock value each year and the outstanding TSR value that has produced to date. While the performance period for the 2012 award has not fully run and final performance results cannot yet be determined, the Committee is pleased with the significant growth in shareholder value, and the achievement of the award’s TSR performance goal, which we have achieved to date.

2016 CEO Retention Award

In February 2016, the Committee approved a special retention award for our CEO. The award consists of 155,238 special retention stock units and 411,747 stock options.

The units have a 7-year service vesting and performance period. The units’ performance goal is met if the TSR value of a share of our stock during the seven-year period is at least $11.63/share, which is slightly higher than our shares’ market value on the grant date.

The stock options were granted at-market with service vesting in 2020, 2021, and 2022. The options expire in 2023, seven years after grant.

The Committee wanted this award to have substantial retention value as well as a strong linkage to shareholder value. In making this award to Mr. Jordan, the Committee wanted to close the gap it perceived at that time in the competitiveness of his target compensation and the retention value of his outstanding awards relative to the risk that another company might try to recruit him. The Committee believes that Mr. Jordan’s leadership and experience have been critical to our company’s recent successes and will remain crucial in the years to come.

Deferral, Retirement, and Other Benefits

Benefits other than Change in Control

We provide retirement and other post-employment benefits that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent. The table below summarizes the major types of benefits provided to

NEOs. Many of these benefits are broad-based, available to most or all full-time employees, and many others are available generally to employees whose compensation levels exceed certain thresholds, regardless of officer status.

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Deferral, Retirement, and Other Benefits Summary

Benefit	Type	Benefit Provided	Further Information

Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 58, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2016” on page 58 and its explanatory notes.
Savings Restoration Plan	Non-qualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.	Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under “Non- Qualified Deferred Compensation Plans” beginning on page 67.
Deferred Compensation Plan	Non-qualified deferral	Participants may defer payment of a portion of salary, bonus, and other cash compensation. Taxation is deferred until paid. There is no company match. The plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant. We hedge this obligation by purchasing those funds.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under “Non-Qualified Deferred Compensation Plans” beginning on page 67.
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012.	Pension benefit information for the NEOs, along with other plan information, is provided under “Pension Plans” beginning on page 66. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 58 and the related notes on page 59.
Pension Restoration Plan	Non-qualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.
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Benefit	Type	Benefit Provided	Further Information

Health & Welfare programs (broad- based)	Cafeteria benefit program	Employees may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad- based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the “Savings Plan” row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 58, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2016” on page 58 and its explanatory notes.
Executive disability program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 58, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2016” on page 58 and its explanatory notes.
Other Perquisites	Misc.	We provide a limited range of other executive perquisites which are customary in our industry, including financial counseling, imputed income for certain usage of corporate aircraft (for spousal attendance at business events), and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 58, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2016” on page 58 and its explanatory notes.

Change in Control (CIC) Benefits

Since the mid-1980s the financial services industry has experienced periods of significant consolidation. Merger activity abated substantially following the last recession, but activity excluding the four largest U.S. banks has resumed in the past few years. Although these circumstances have created substantial business opportunities for us and others, they have also created substantial personal uncertainties for employees. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

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We have CIC severance agreements with each NEO other than Mr. Kisber. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption “Change in Control Severance Agreements” in the “Change in Control (CIC) Arrangements” section beginning on page 69 of this proxy statement.

The primary objectives of our CIC severance agreements are to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation were to arise, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

Compensation Committee Report

The Compensation Committee Report is located on page 21 of this proxy statement under the caption “The Compensation Committee.”

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Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our named executive officers in 2016. This section should be read in conjunction with the immediately preceding Compensation Discussion and Analysis section.

2016 Direct Compensation Actually Paid

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the next several sections. To provide context for that information, the following chart shows direct compensation amounts actually paid in 2016 to our named executive officers, except that the 2016 bonus (which was paid early in

2017) is included rather than any earlier bonus. Direct compensation components include salary, bonus paid, and stock awards vested. For this purpose, amounts are considered “paid” if they were paid or deferred on a fully-vested basis. All amounts are shown before reduction for withholding taxes and other payroll deductions.

2016 Direct Compensation Actually Paid

($ in millions)

Key details regarding the segments in this chart follow:

•	Management Incentive Plan (MIP) Bonus. Each annual bonus award under the MIP for 2016 was paid in cash early in 2017.

•	Stock Awards Vested. Awards vested in 2016 consisted of performance stock units (PSUs), restricted stock shares (RS), RSUs, and stock options. Values are based on the market price of our stock on the vesting date. Stock options are valued based on the “spread” at vesting, which is the difference between market price at that time and the option price; any negative spreads at vesting are ignored. Bonuses for 2012 were paid partly in RS, portions of which vested in 2016 and are included in this segment.

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Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned for 2016, including amounts deferred by those persons for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No named executive officer who served as a director was separately compensated as a director.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards* ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings* ($)	All Other Compensation ($)	Total ($)

D.B. Jordan	2016	$868,654	—	$2,736,995	$1,768,560	$1,323,000	$225,014	$88,227	$7,010,450
Chairman,	2015	815,000	—	1,144,893	429,016	1,155,000	—	81,582	3,625,491
President, &	2014	760,000	—	1,054,486	418,371	904,400	243,395	97,485	3,478,137
CEO

W.C. Losch	2016	$468,654	—	$498,804	$168,685	$513,000	$—	$42,329	$1,691,472
EVP & CFO	2015	425,000	—	604,276	167,247	425,000	—	41,382	1,662,905
	2014	425,000	—	398,415	158,080	361,250	—	47,732	1,390,477

M.E. Kisber	2016	$600,000	—	$352,992	$—	$2,500,000	$65,990	$50,347	$3,569,329
President–	2015	600,000	—	—	—	2,500,000	—	48,917	3,148,917
FTN Financial	2014	600,000	—	509,994	404,684	2,124,000	185,746	109,308	3,933,732

D.T. Popwell	2016	$493,654	—	$525,050	$177,563	$540,000	$49,306	$59,959	$1,845,532
President–	2015	450,000	—	672,517	177,086	450,000	—	53,853	1,803,456
Banking	2014	450,000	—	421,860	167,375	400,000	144,163	67,663	1,651,061

C.T. Tuggle	2016	$475,000	—	$391,905	$132,539	$461,700	$9,750	$40,883	$1,511,777
EVP & General	2015	475,000	—	391,896	146,868	427,500	—	38,343	1,479,607
Counsel	2014	475,000	—	338,411	134,275	363,000	208,636	51,266	1,570,588

Explanations of certain columns follow:

Col (c) Salary. Annual cash salary is shown.

Col (d) Bonus. No discretionary bonuses were paid to the named executive officers. Column (g) shows the annual MIP bonus awards earned.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 19 to our 2016 annual report to shareholders. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are likely to differ substantially from these accounting values.

Col (e) Stock Awards. Column (e) includes the accounting values of RSU, PSU, and retention RS awards granted during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules.

Col (e) Regular PSUs. PSUs are performance-based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e), and may be zero. PSUs also have a service-vesting requirement. PSUs granted after 2014 also have a mandatory two-year deferral period after vesting. Generally, PSU performance depends upon our adjusted core-segment ROE ranking relative to certain peer banks during the performance period. For 2014, a second type of PSU was granted

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(20% of the total that year), the performance of which depended upon the Committee’s subjective assessment of total corporate performance as well as individual performance over that performance period (2014-16). In all cases, a percentage of PSUs (50% to 150%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the regular annual PSU awards for each named executive, based on our stock values on the respective grant dates.

Maximum Dollar Values* of Regular PSUs

(Based on Share Price at Grant Date)

Name	2014	2015	2016

Mr. Jordan	$1,054,486	$1,144,996	$1,641,213
Mr. Losch	199,207	223,186	249,465
Mr. Kisber	764,991	—	—
Mr. Popwell	210,930	236,306	262,584
Mr. Tuggle	169,194	195,993	196,000

*	Maximum dollar values = 150% of target unit levels for all years presented valued at grant date fair value. Actual maximum values depend upon our actual stock price when paid.

Col (e) Regular RSUs. Since 2014, the annual equity award package has included RSUs which vest in three years and settle in shares.

Col (e)-(f) Retention Awards. On occasion special retention awards are made to selected individuals.

In 2015, retention RS awards were granted to Messrs. Losch and Popwell. They vest five years after grant.

In 2016, retention stock units (col (e)) and stock options (col (f)) were granted to Mr. Jordan. The stock units have a seven-year service-vesting and performance period. The option price was set at our market price on the grant date. The retention options have a seven-year term and vest in equal parts four, five, and six years after grant.

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual MIP Bonus Awards. This column shows the annual bonus earned for each year under our MIP. For all three years, MIP bonuses (except for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax earnings (core-segment earnings for 2014 and 2015, consolidated for 2016); execution of personal plan goals; and individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. Mr. Kisber’s bonuses were based on the net profits of our FTN Financial division, of which he is the President. For any given year, FTN net profits also drove stock awards granted to Mr. Kisber the following year.

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new employees in 2007. Mr. Losch does not participate. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates used, changes in mortality tables, and changes to life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

Col (i) All Other. Elements of “All Other Compensation” for 2016 consist of the following:

All Other Compensation (Col (i)) for 2016

(i)(a)	(i)(b)	(i)(c)	(i)(d)
Name	Perquisites & Other Personal Benefits	401(k) Match	Life Insur. Prems.	Total Col (i)

Mr. Jordan	$26,522	$52,859	$8,846	$88,227
Mr. Losch	8,001	28,892	5,435	42,328
Mr. Kisber	6,120	36,715	7,512	50,347
Mr. Popwell	23,802	30,335	5,822	59,959
Mr. Tuggle	22,175	13,142	5,565	40,882

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Explanations of certain columns in the Col (i) table follow:

Col (i)(b) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars, Financial Counseling, Disability Insurance, and Aircraft Usage. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Aircraft Usage” represents imputed income to the executives when their spouses accompany them on a business trip using non-commercial aircraft. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of participating in the Mayo Clinic Executive Health Program. The Board of Directors requires Mr. Jordan to participate in the Mayo program.

Col (i)(c) “401(k) Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).

Col(i)(d) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan, a benefit of 2.5 times annual base salary is paid in a lump sum if the participant’s death occurs prior to retirement. The benefit is one times final salary, payable in equal annual installments over ten years, if death occurs after retirement.

2016 Grants of Plan-Based Awards

The following table provides information about the MIP bonus opportunity established for, and the grants of PSUs, stock options, RSUs, and retention awards during, 2016. In this table the MIP bonus opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be

“Equity Incentive Plan Awards,” while RSUs are considered to be “All Other Stock Awards.” In the table, each row represents a separate award grant. A column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is $0.

Awards Granted in 2016

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise price of Option	Grant date Fair Value of Stock
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	and Option Awards($)

Mr. Jordan	MIP	2-11	$612,500	$1,225,000	$1,837,500							NA
	Opt	2-11								188,253	$11.62	$554,895
	PSU	2-11				57,046	114,092	171,138				1,094,142
	RSU	2-11							47,063			546,872
	Ret SU	2-11				NA	NA	155,238				1,095,980
	Ret Opt	2-11								411,747	$11.62	1,213,665
Mr. Losch	MIP	2-11	$237,500	$475,000	$712,500							NA
	Opt	2-11								57,228	$11.62	$168,685
	PSU	2-11				8,671	17,342	26,013				166,310
	RSU	2-11							28,614			332,495
Mr. Kisber	MIP	2-11	NA	NA	$3,500,000							NA
	RSU	2-11							30,378			$352,992
Mr. Popwell	MIP	2-11	$250,000	$500,000	$750,000							NA
	Opt	2-11								60,240	$11.62	$177,563
	PSU	2-11				9,127	18,254	27,381				175,056
	RSU	2-11							30,120			349,994
Mr. Tuggle	MIP	2-11	$213,750	$427,500	$641,250							NA
	Opt	2-11								44,965	$11.62	$132,539
	PSU	2-11				6,813	13,625	20,438				130,664
	RSU	2-11							22,482			261,241

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.

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Cols (c)-(e) MIP Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2016 for MIP bonus opportunities. Details about the opportunities, their goals, and their limitations are discussed in “Annual MIP Bonus” beginning on page 49.

Mr. Kisber’s compensation package, including annual MIP bonus, is based on a percentage of net profits generated by the FTN fixed income division, without any threshold or target levels. The Compensation Committee established an overall maximum of $6 million for Mr. Kisber’s 2016 package, payable in this order if earned: first, $600,000 of salary; second, $2.5 million of MIP cash bonus; third, $1.9 million of regular annual stock awards (RSUs, PSUs, and options) to be granted in 2017; and fourth, $1 million in cash-paid MIP-driven RSUs, also to be granted in 2017. His entire MIP bonus opportunity was, therefore, $3.5 million. Correspondingly, all stock awards granted to Mr. Kisber in 2016, whether or not connected to the MIP, relate back to FTN’s net profits in 2015.

The information in columns (c)-(e) shows 2016 MIP bonus opportunities. Information concerning MIP bonuses actually earned for 2016 is shown in column (g) of the Summary Compensation Table and under the caption “Annual MIP Bonus” beginning on pages 58 and 49, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2016 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 50% (col (f)) to 100% (col (g)) to 150% (col (h)) of target levels. See “Performance Stock Units” beginning on page 51 for additional information. The 2016 PSUs will vest on May 12, 2019 if threshold performance is achieved, but payment will be deferred for two years.

Also included in these columns is Mr. Jordan’s special retention stock units. These have a performance goal based on total shareholder return for a seven-year performance period. If the performance goal and the seven-year service requirements are met, payout is 100%; if not, payout is zero. There are no lesser or greater payment levels for varying degrees of performance.

Col (i) Other Stock Awards. Column (i) includes RSUs granted in 2016.

Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the named executives in 2016, and column (k) shows the exercise price per share of those options. The exercise price was the market price of our stock on the grant date. Mr. Jordan received two option grants, a regular annual award and a special retention award, which are shown in separate rows in the table. For additional information regarding option awards see the discussion of column (f) of the Summary Compensation Table beginning on page 58 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). Our stock price on the grant date, February 11, 2016, was $11.62 per share. For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $2.9476 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 58.

Supplemental Disclosures for Summary and Grant Tables

For information about the rationale behind, sizing of, and other aspects concerning the major compensation elements, see “Overview of Direct Compensation Components,” “Relative Sizing & Mix,” and “Salary” beginning on pages 43, 47, and 49, respectively.

The vesting and expiration schedules of equity-based awards granted in 2016 are as follows:

•	Regular stock options vest in equal parts on March 2 of the first four years after grant, and expire on March 2 seven years after grant.

•	PSUs vest on May 12 three years after grant if goals are achieved at the 50% payout level or greater.
•	RSUs vest on March 2 three years after grant.

•	Retention stock units vest on May 12 seven years after grant if the TSR goal is achieved.

•	Retention stock options vest in equal parts on March 2 four, five, and six years after grant, and expire on March 2 seven years after grant.

Vesting information related to all equity awards held by the named executives at year-end appears under the heading “Outstanding Equity Awards at Fiscal Year-End” beginning on page 63, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or prorated in the cases of death, disability, retirement, and qualifying termination after a change in control.

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For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control (CIC) Arrangements” on page 69.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting, or forfeit if the award is forfeited.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. Starting in 2017, a supplemental feature allows the holder to elect withholding at the maximum tax rate instead. Options have no mandatory or supplemental tax feature. Under our Equity Compensation Plan we do not re-use, in new grants, shares withheld to cover taxes.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. The 2016 PSUs have a mandatory two-year payment deferral after vesting.

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Outstanding Stock Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards (at target levels) held at December 31, 2016 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2016

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

Mr. Jordan	139,075	46,359	—	$10.82	2/12/2020
	59,728	59,728	—	11.77	2/12/2021
	26,720	80,160	—	14.28	3/2/2022
	—	188,253	—	11.62	3/2/2023
	—	411,747	—	11.62	3/2/2023
						103,647	$2,073,976	717,678	$14,360,737

Mr. Losch	48,607	—	—	$11.85	2/11/2018
	47,134	15,712	—	10.82	2/12/2020
	22,568	22,568	—	11.77	2/12/2021
	10,416	31,250	—	14.28	3/2/2022
	—	57,228	—	11.62	3/2/2023
						83,078	$1,662,391	40,952	$ 819,450

Mr. Kisber	10,025	—	—	$28.27	7/1/2017
	7,846	—	—	36.09	7/1/2018
	10,312	—	—	27.46	7/1/2019
	166,358	55,453	—	10.82	2/12/2020
	57,774	57,774	—	11.77	2/12/2021
	8,513	—	—	23.49	7/2/2021
	3,156	—	—	15.84	7/1/2022
						30,378	$ 607,864	43,330	$ 867,033

Mr. Popwell	49,907	16,636	—	$10.82	2/12/2020
	23,896	23,896	—	11.77	2/12/2021
	11,029	33,088	—	14.28	3/2/2022
	—	60,240	—	11.62	3/2/2023
						90,078	$1,802,461	43,253	$ 865,493

Mr. Tuggle	39,510	13,170	—	$10.82	2/12/2020
	19,169	19,170	—	11.77	2/12/2021
	9,147	27,442	—	14.28	3/2/2022
	—	44,965	—	11.62	3/2/2023
						59,945	$1,199,499	34,033	$ 681,000
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Explanations of certain columns in the table follow:

Col (c) Unvested Options. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End

Grant	Vesting
Date	Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle

2/12/2013	2/12/2017	46,359	15,712	55,453	16,636	13,170
2/12/2014	2/12/2017	29,864	11,284	28,887	11,948	9,585
	2/12/2018	29,864	11,284	28,887	11,948	9,585
2/12/2015	3/2/2017	26,720	10,416	—	11,029	9,147
	3/2/2018	26,720	10,417	—	11,029	9,147
	3/2/2019	26,720	10,417	—	11,030	9,148
2/11/2016	3/2/2017	47,063	14,307	—	15,060	11,241
(regular)	3/2/2018	47,063	14,307	—	15,060	11,241
	3/2/2019	47,063	14,307	—	15,060	11,241
	3/2/2020	47,064	14,307	—	15,060	11,242
2/11/2016	3/2/2020	137,249	—	—	—	—
(retention)	3/2/2021	137,249	—	—	—	—
	3/2/2022	137,249	—	—	—	—

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RSUs and RS, specifically regular annual RSUs and special retention RS awards. The vesting dates of those awards are shown below:

RS & RSU Awards Unvested at Year-End

Grant	Award	Vesting
Date	Type	Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell*	Mr. Tuggle

2/12/2014	RSU	2/12/2017	—	—	—	23,895	—
2/12/2014	RSU	3/2/2017	29,864	22,567	—	—	19,169
2/12/2015	RSU	3/2/2018	26,720	20,833	—	22,058	18,294
2/12/2015	Ret RS	3/2/2020	—	11,064	—	14,005	—
2/11/2016	RSU	3/2/2019	47,063	28,614	30,378	30,120	22,482

* Mr. Popwell’s 2014 award vests on February 12 rather than March 2.

Col (i) Performance Equity Awards. Column (i) reports PSU awards, and a special retention stock unit award, granted from 2012 through 2016 which are outstanding at year-end. The performance periods for those awards are shown below. The performance period for the 2014 PSU awards has ended, but performance (relative to peers) cannot be determined until all peer companies have reported 2016 earnings. Awards are reported in units at target levels. In each case except two, the maximum is 150% of target.

For the special retention awards in 2012 and 2016, the maximum is 100%. Those two are special incentive/retention awards for the CEO. The 2012 award pays nothing unless either (a) our stock maintains a $20 price level for a certain period before the 5th anniversary of grant, or (b) the value of a share of our stock on the 5th anniversary, measured using total shareholder return from the grant date, is at least $20. The 2016 award pays if the total shareholder return value of a share of stock is at least $11.63 on the 7th anniversary of grant. Each special award also requires continuous employment with the company for the performance period.

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Performance Equity Awards Unvested at Year-End

(Stock Units at Target Level)

Grant	Performance
Date	Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle

5/07/2012*	5/12-5/17	325,379	—	—	—	—
2/12/2014	2014-16	59,727	11,283	43,330	11,947	9,583
2/12/2015	2015-17	63,242	12,327	—	13,052	10,825
2/11/2016	2016-18	114,092	17,342	—	18,254	13,625
2/11/2016*	2/16-2/23	155,238	—	—	—	—

* Special retention awards in 2012 and 2016 pay all-or-none rather than on a scale.

Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($20.01/share) of the awards reported in columns (g) and (i),

respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Options Exercised and Stock Vested

The following table shows stock options exercised by the named officers along with other stock awards that vested during 2016. The stock awards shown consist of regular PSUs granted in 2013 and RS awards granted as part of 2012 bonus. The PSUs were paid in shares of stock. The values realized are based on market prices of our stock on the respective vesting dates.

Options Exercised and Stock Awards Vested During 2016

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired or Units Paid on Vesting(#)	Value Realized on Vesting($)
Mr. Jordan	483,306	$2,277,264	79,207	$1,078,575
Mr. Losch	84,566	480,335	26,104	356,023
Mr. Kisber	456,230	2,190,161	79,710	1,096,810
Mr. Popwell	110,422	523,686	28,154	395,634
Mr. Tuggle	142,220	670,017	23,111	314,245
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Post-Employment Compensation

Overview & Common Terms

We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common post-employment terms include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than disability or retirement.

•	Disability. A permanent inability to work.
•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of FHN as defined in the program. The definition used in active programs is discussed in “CIC Definition” on page 69.

Pension Plans

We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded non-qualified pension restoration plan limited to employees for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the employee for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2016. Mr. Losch does not participate in these plans.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Mr. Jordan	Qualified Restoration	6 yrs 6 yrs	$244,835 752,848	— —
Mr. Kisber	Qualified Restoration	20 yrs NA	826,557 NA	— NA

Mr. Popwell	Qualified Restoration	6 yrs 6 yrs	265,328 354,939	— —
Mr. Tuggle	Qualified Restoration	9 yrs 9 yrs	566,561 960,507	— —

Explanations of certain columns follow:

Col (c). This column shows full years of credited service, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of each named executive’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2016 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method

66

recognizes cost in an increasing pattern as a participant approaches retirement. The 2016 discount rates are 4.39% for the pension plan and 4.07% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 18 to our financial statements.

Col (e). No pension benefit amounts were paid during 2016 to any named executive officer.

Non-Qualified Deferred Compensation Plans

We provide several plans allowing executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of each plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates. These plans are unfunded: no trust holds funds in the accounts, which legally are unsecured debt we owe participants.

In all plans each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

The qualified plan allows an employee to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the broad-based tax-qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan.

We have adopted a savings restoration plan for those employees, including most executives, whose base salary exceeds the tax limits imposed on the qualified plan. The restoration plan provides a nonqualified vehicle for highly-paid employees to continue to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.

We reduce the risk of our obligations under the restoration and other nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants.

Information concerning account activities and balances of the named executive officers with respect to non-qualified deferred compensation plans is presented below.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Mr. Jordan	$324,969	$36,959	$147,991	—	$1,810,094
Mr. Losch	12,219	12,992	7,912	—	122,157
Mr. Kisber	20,100	20,815	200,960	—	1,254,793
Mr. Popwell	13,719	14,435	9,458	—	135,136
Mr. Tuggle	12,600	13,142	32,683	—	457,634

Explanations of certain columns follow:

Col (b). Traditional deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in the traditional deferred compensation plan for executives.

Col (b). Savings restoration plan. Column (b) includes executive salary contributions to this plan.

Col (c). Includes company matching contributions under the savings restoration plan. We make no company contributions to the traditional deferred compensation plan.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that are phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

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Col (e). Hardship withdrawals are allowed under certain plans. Except under the savings restoration plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes the tax-qualified savings plan. For additional information concerning deferred compensation plans see “Deferral, Retirement, and Other Benefits” beginning on page 53.

Employment & Termination Arrangements

We have no employment agreement with any named executive. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We also have certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions and arrangements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts

MIP Bonus Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions
PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non-competes as a condition for retirement approval

Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended

Restricted stock & RSUs	Forfeit	Pro-rated	Discretionary payment is possible, usually pro-rated if approved	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes
Pension Plans, Qualified Savings Plan, NQ Def’d Comp Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested

Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment
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Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with each named executive officer except Mr. Kisber. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.

CIC Definition

In our plans and programs the term “change in control” includes the following events:

•	A majority of the members of our Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.

•	Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.

•	Our shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. In 2016, two major plans—Equity Compensation Plan and Management Incentive Plan—were amended so that consummation of an asset sale, rather than mere approval, is a CIC event.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the “CIC Potential Payout” section below.

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Factors

MIP bonus opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rationing is based on % of performance period elapsed
PSUs	Award is paid at target if employment terminates; award may be adjusted, or converted to non-performance RSUs, if employment continues.	Committee has discretion to adjust or convert awards depending on the CIC context

Exercisable stock options	No impact
Restricted stock, RSUs, unexercisable stock options	Accelerate if employment terminates, otherwise no impact	Awards have a double-trigger feature

Qualified pension plan	Limited impact	Any excess funding is allocated to all plan participants
Pension restoration plan	Lump sum payment	See details below

Qualified savings plan	No impact
Savings restoration plan	No impact from CIC	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment

NQ deferred compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to FHN’s successor
CIC severance agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2% of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 has been reached.

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CIC Severance Agreements

We have CIC severance agreements with all of the named executives except Mr. Kisber. The agreements provide a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Older agreements (Messrs. Jordan and Tuggle) provide generally for a federal excise tax gross-up; newer agreements (Messrs. Losch and Popwell) have no such provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if loss of employment occurs following a CIC event. Each agreement can be terminated unilaterally upon three years’ prior notice.

CIC Potential Payout

The table below shows potential amounts payable to the named executive officers if a CIC occurred and employment with us terminated on December 31, 2016. The closing stock price on December 30, 2016 of $20.01 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the spread between the option price and our actual year-end stock value; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. Except as noted, the table shows all payment amounts affected by the CIC and termination, whether or not increased by the CIC, for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed

Termination of Employment at Year-End 2016 Related to a CIC Event

	Cash	Pro Rata	Stock	Pension	Savings	Health &		Tax Gross-up
Name	Severance	Bonus*	Awards	Restoration**	Restoration	Welfare	Other	Payments***	Total

Mr. Jordan	$5,393,400	$922,800	$23,355,216	$689,527	$310,830	$27,981	$25,000	$13,124,141	$43,848,895
Mr. Losch	2,326,250	300,417	3,531,635	NA	122,157	22,865	25,000	NA	6,328,324
Mr. Kisber	NA	3,500,000	2,495,112	NA	326,695	NA	NA	NA	6,321,807
Mr. Popwell	2,567,500	355,833	3,777,640	329,535	135,136	23,445	25,000	NA	7,214,089
Mr. Tuggle	2,420,500	331,833	2,739,944	NA	151,548	23,060	25,000	NA	5,691,885

*	For Messrs. Jordan, Losch, Popwell, and Tuggle, the amounts in this column reflect “the bonus amount” defined in their CIC severance agreements discussed above. For Mr. Kisber, who has no CIC severance agreement, the amount in this column reflects the amount that the MIP (annual bonus plan) would have required to be paid to him.

**	Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years. The amounts in the Pension Restoration column of the table for Messrs. Jordan and Popwell reflect an estimate of that enhancement measured at year-end. Due to his age and length of service, Mr. Tuggle would receive no such enhancement, so no amount is shown for him. Messrs. Losch and Kisber are not participants.

***	Messrs. Jordan and Tuggle have the right to receive an excise tax gross-up payment, an estimate of which is included in the table. Based on the assumptions of his hypothetical termination at year-end, Mr. Tuggle’s estimated gross-up amount would be zero. For Messrs. Losch and Popwell, who have agreements after 2008, no gross-up would be paid.
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Director Compensation

Non-Employee Director Compensation Programs

Mr. Jordan serves on the Board but is not paid for that service. No program discussed in this “Director Compensation” section applies to him. No other director is an employee of ours.

Director compensation falls into two categories: base retainer and additional retainers. For each director the base retainer is $130,000, paid half in cash and half in RSUs. Additional retainers are paid in cash for particular assignments, such as Lead Director or Audit Committee chair. Audit Committee members who also serve on the Trust Audit Committee of the Bank are not separately compensated for Trust Audit service. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting.

Director pay is summarized in this table:

Director Compensation 2016-17

Item	Annual Amt

Base Retainer – cash portion:	$65,000
Base Retainer – RSU portion:	65,000

Additional Retainers (all cash):
Lead Director	20,000

Chairman – Audit	32,000
Chairman – Executive & Risk	28,000

Chairman – Compensation	17,500
Chairman – other committees	10,000

Non-chair service – Audit	8,000
Non-chair service – Exec & Risk	8,000

RSUs are granted under our Equity Compensation Plan following election at the annual meeting. RSUs vest in the year following grant, accrue dividends while unvested, and are paid in stock. Grants are pro-rated for anyone elected to the Board after the annual meeting.

Other Director Programs

Directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no payment of any fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans, some of which remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2016 plan year, the interest rate was 10.16% for all active participants including two current directors, Ms. Palmer and Mr. Martin. For 2017, the rate has decreased to 9.28%, corresponding to an decrease in the benchmark rate. The plan continues to provide a retention tool for us since the above-market rates of return are largely forfeited in a case of early departure from Board service.

Stock Ownership Guidelines

Our stock ownership guidelines set a stock ownership benchmark for directors of $325,000, or five times the cash portion of the base retainer. For this purpose, fully-owned shares, RSUs, and any shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during a director’s tenure on our Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement.

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Non-Employee Director Compensation Table

The following table shows compensation earned by directors last year, whether or not deferred.

Director Compensation 2016

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Nonqualified
				Non-stock	Deferred
	Cash	Stock	Option	Incentive Plan	Compensation	All Other
	Retainers	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Mr. Compton	$89,000	$64,944	—	—	—	$25,000	$178,944
Mr. Emkes	97,000	64,944	—	—	—	25,000	186,944

Mr. Gilchrist	81,000	64,944	—	—	—	25,000	170,944
Ms. Gregg	18,250	—	—	—	—	—	18,250

Mr. Martin	77,000	64,944	—	—	8,638	25,000	175,582
Mr. Niswonger	73,000	64,944	—	—	—	25,000	162,944

Ms. Palmer	86,125	64,944	—	—	9,566	20,000	180,635
Mr. Reed	107,375	64,944	—	—	—	25,000	197,319

Ms. Stewart	80,500	64,944	—	—	—	—	145,444
Mr. Subramaniam	36,500	48,607	—	—	—	—	85,107

Mr. Yancy	83,000	64,944	—	—	—	—	147,944

Explanations of certain columns follow:

Col (c) Stock Awards. Includes RSUs granted during calendar year 2016. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation see the note for cols (e)-(f) to the Summary Compensation Table on page 58. Additional information about outstanding awards appears under the caption “Outstanding Director Equity Awards at Year-End” below.

Col (f) Deferred Compensation. Amounts consist of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. Amounts consist of matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings.

Outstanding Director Equity Awards at Year-End

Directors receive annual RSU awards, and hold option awards from an old deferral program, as presented in the following table. All options are vested. All other awards were unvested at year-end.

Outstanding Equity Awards at Fiscal Year-End 2016
Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Number of
	Securities			Number of Shares	Market Value of
	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Exercise	Option	Held that Have Not	Stock that Have
Name	Options(#)	Price($/sh)	Expiration Date	Vested(#)	Not Vested($)

Mr. Compton	—	—	—	4,510	$90,245
Mr. Emkes	—	—	—	4,510	$90,245
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(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
	Number of
	Securities			Number of Shares	Market Value of
	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Exercise	Option	Held that Have Not	Stock that Have
Name	Options(#)	Price($/sh)	Expiration Date	Vested(#)	Not Vested($)

Mr. Gilchrist	—	—	—	4,510	$90,245
Ms. Gregg				—	—
	55	$18.28	4/26/2017
	70	18.24	4/26/2017

Mr. Martin				4,510	$90,245
	5,694	$17.10	6/30/2017
	4,950	23.46	12/31/2017
	4,704	22.26	6/30/2018
	3,951	26.53	12/31/2018
	3,484	27.22	6/30/2019
	3,334	20.40	12/31/2019
	2,985	18.85	1/2/2021
	2,852	23.49	7/2/2021
	3,009	23.91	1/2/2022
	2,842	25.34	7/1/2022
	3,119	24.36	1/2/2023
	1,094	18.28	7/1/2023
	1,370	18.24	1/2/2024

Mr. Niswonger	—	—	—	4,510	$90,245
Ms. Palmer				4,510	$90,245
	5,363	$17.10	6/30/2017
	4,710	23.46	12/31/2017
	4,196	22.26	6/30/2018
	4,378	26.53	12/31/2018
	3,848	27.22	6/30/2019
	4,584	20.40	12/31/2019
	5,226	11.85	7/3/2020
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024

Mr. Reed	—	—	—	4,510	$90,245
Ms. Stewart	—	—	—	4,510	$90,245

Mr. Subramaniam	—	—	—	3,327	$66,573
Mr. Yancy				4,510	$90,245
	1,379	$23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024

Explanations of certain columns follow:

Cols (b)/(c). Stock options include adjustments for stock dividends distributed 2008-2011, the cumulative compound rate of which was 20.0380%.

Col (e). All awards outstanding at year-end are unvested RSUs which vest on April 2, 2017.

Col (f). Values reflect the year-end market value of our common stock ($20.01/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

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Details concerning the awards outstanding at year-end are provided in the following table.

Details Concerning Director Full-Value Stock Awards
Outstanding at Year-End 2016

Name	Grant Date	Vesting Date	RSUs Vesting (#)

Mr. Compton	4/26/2016	4/2/2017	4,510
Mr. Emkes	4/26/2016	4/2/2017	4,510

Mr. Gilchrist	4/26/2016	4/2/2017	4,510
Mr. Martin	4/26/2016	4/2/2017	4,510

Mr. Niswonger	4/26/2016	4/2/2017	4,510
Ms. Palmer	4/26/2016	4/2/2017	4,510

Mr. Reed	4/26/2016	4/2/2017	4,510
Ms. Stewart	4/26/2016	4/2/2017	4,510

Mr. Subramaniam	7/25/2016	4/2/2017	3,327
Mr. Yancy	4/26/2016	4/2/2017	4,510

Director Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2016 by our non-employee directors as well as stock units and restricted shares that vested during 2016. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates.

Director Options Exercised and Stock Vested During 2016

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
			Number of
			Shares	Value
	Number of	Value Realized	Acquired or Units	Realized
	Shares Acquired	Upon Exercise	Paid Upon	Upon Vesting
Name	on Exercise(#)	($)	Vesting(#)	($)

Mr. Compton	—	—	4,548	$60,216
Mr. Emkes	—	—	4,548	60,216

Mr. Gilchrist	—	—	4,548	60,216
Ms. Gregg	—	—	4,548	60,216

Mr. Martin	—	—	4,548	60,216
Mr. Niswonger	—	—	4,548	60,216

Ms. Palmer	16,708	$82,578	4,548	60,216
Mr. Reed	—	—	5,533	74,153

Ms. Stewart	—	—	4,548	60,216
Mr. Subramaniam	—	—	—	—

Mr. Yancy	—	—	4,548	60,216
74

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary

March 13, 2017

75

ANNUAL MEETING

April 25, 2017
10:00 a.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR
FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints George P. Lewis and Ben C. Adams, Jr., or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 24, 2017, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation, to be held in the auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 25, 2017, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the FHNC Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the FHNC Stock Fund represented by the participant’s interest therein as of February 24, 2017 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon National Corporation to be held in the Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 25, 2017, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also on any other matters that may come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of FHNC common stock in the FHNC Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

THE SHARES COVERED BY THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH THE AUTOMATED TELEPHONE VOTING INSTRUCTIONS, THE INTERNET VOTING INSTRUCTIONS, OR THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. WHEN NO INSTRUCTIONS ARE GIVEN, SHARES HELD OF RECORD THAT ARE COVERED BY THIS CARD WILL BE VOTED, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, FOR VOTE ITEMS 1, 2 AND 4 AND, WITH RESPECT TO ITEM 3, FOR APPROVAL OF AN EVERY YEAR FREQUENCY FOR FUTURE VOTES ON AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND SHARES HELD IN THE PLAN THAT ARE COVERED BY THIS CARD WILL BY VOTED BY THE PLAN TRUSTEE IN THE SAME PROPORTION AS ALL OTHER PLAN SHARES AS TO WHICH INSTRUCTIONS ARE RECEIVED BY THE PLAN TRUSTEE. ALL THE VOTE ITEMS ARE DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS CARD.

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

INTERNET www.proxypush.com/fhn Use the Internet to vote your shares until 11:59 p.m. (CT) on April 20, 2017 (for Plan shares) or April 24, 2017 (for all other shares).	TELEPHONE 1-866-883-3382 Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on April 20, 2017 (for Plan shares) or April 24, 2017 (for all other shares).	MAIL Mark, sign and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or by telephone, you do NOT need to mail back this card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2 and 4 and, with respect to Item 3, FOR approval of an EVERY YEAR frequency for future votes on an advisory resolution on executive compensation.

1.	Election of eleven directors to serve until the 2018 Annual Meeting of Shareholders:

			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	John C. Compton	☐	☐	☐	07	Vicki R. Palmer	☐	☐	☐

	02	Mark A. Emkes	☐	☐	☐	08	Colin V. Reed	☐	☐	☐
	Please fold here – Do not separate

	03	Corydon J. Gilchrist	☐	☐	☐	09	Cecelia D. Stewart	☐	☐	☐

	04	D. Bryan Jordan	☐	☐	☐	10	Rajesh Subramaniam	☐	☐	☐

	05	R. Brad Martin	☐	☐	☐	11	Luke Yancy III	☐	☐	☐

	06	Scott M. Niswonger	☐	☐	☐

2.	Approval of an advisory resolution to approve executive compensation						☐ For ☐	Against	☐	Abstain

3.	Vote on an advisory resolution on the frequency (whether
	every year, every two years or every three years) of future					Every	Every	Every
	votes on an advisory resolution on executive compensation					☐ Year	☐ 2 Years ☐	3 Years	☐	Abstain

4.	Ratification of appointment of KPMG LLP as auditors						☐ For ☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date _____________________________________, 2017

Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.